                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration Number 333-60686


Prospectus Supplement Dated April 18, 2002 to
Prospectus Dated July 6, 2001 of LendingTree, Inc.



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):          April 16, 2002
                                                 -------------------------------


                                LENDINGTREE, INC.
                                -----------------
               (Exact name of registrant as specified in charter)


           Delaware                000-29215                     25-1795344
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)           file number)            Identification Number)


         11115 Rushmore Drive, Charlotte, North Carolina      28277
--------------------------------------------------------------------------------
         (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:        (704) 541-5351
                                                    ----------------------------

ITEM 5.  OTHER EVENTS.

         On April 16, 2002, LendingTree announced that it has sold a total of 500,000 newly issued shares of common stock to a group of three institutional and accredited investors in a private placement for gross proceeds of $5.9 million. See Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)  Financial Statements.  Not applicable.

         (b)  Pro Forma Financial Information.  Not applicable.

         (c)  Exhibits.  The following exhibit is filed herewith:

              10.1 Subscription Agreement between LendingTree, Inc. and SMALLCAP World Fund, Inc. dated April 12, 2002

              10.2 Subscription Agreement between LendingTree, Inc. and Ashford Capital Management Inc. dated April 12, 2002

              10.3 Subscription Agreement between LendingTree, Inc. and Pequot Scout Fund, L.P.

              10.4 Subscription Agreement between LendingTree, Inc. and Pequot Navigator Offshore Fund, Inc.

              99.1     Press release issued on April 16, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             LENDINGTREE, INC.



Date:    April 16, 2002                      By: /s/  Douglas R. Lebda
                                                 -------------------------------
                                                 Name:  Douglas R. Lebda
                                                 Title:  Chief Executive Officer

                       SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC


                                    EXHIBITS

                                 CURRENT REPORT
                                       ON
                                    FORM 8-K


Date of Event Reported:                                      Commission File No:
April 16, 2002                                               000-29215


                                LENDINGTREE, INC.

                                  EXHIBIT INDEX

         Exhibit No.     Exhibit Description
         -----------     -------------------

            10.1 Subscription Agreement between LendingTree, Inc. and SMALLCAP World Fund, Inc. dated April 12, 2002

            10.2 Subscription Agreement between LendingTree, Inc. and Ashford Capital Management Inc. dated April 12, 2002

            10.3 Subscription Agreement between LendingTree, Inc. and Pequot Scout Fund, L.P.

            10.4 Subscription Agreement between LendingTree, Inc. and Pequot Navigator Offshore Fund, Inc.

            99.1         Press release issued on April 16, 2002.

                                                                    Exhibit 10.1


                             SUBSCRIPTION AGREEMENT


         This Subscription Agreement (this "Agreement") is entered into as of the date set forth on the signature page hereof by and between LendingTree, Inc., a Delaware corporation (together with its successors and permitted assigns, the "Issuer"), and the undersigned investor (together with its successors and permitted assigns, the "Investor"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 9.1.


                                    RECITALS

         Subject to the terms and conditions of this Agreement, the Investor desires to subscribe for and purchase, and the Issuer desires to issue and sell to the Investor, certain shares of the Issuer's common stock, par value $.01 per share (the "Common Stock"). The Issuer is offering an aggregate of approximately Five Hundred Thousand (500,000) shares of Common Stock in a private placement to the Investor and other investors at a purchase price of $11.88 per share and on the other terms and conditions contained in this Agreement (the "Offering"), provided that the Issuer reserves the right to sell a lesser or greater number of shares.


                               TERMS OF AGREEMENT

         In consideration of the mutual representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE 1
                    SUBSCRIPTION AND ISSUANCE OF COMMON STOCK

         1.1 SUBSCRIPTION AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to the Investor and the Investor subscribes for and will purchase from the Issuer the number of shares of Common Stock set forth on the signature page hereof (the "Shares") for the aggregate purchase price set forth on the signature page hereof, which shall be equal to the product of the number of Shares subscribed for by the Investor times the per share purchase price specified in the above Recitals to this Agreement (the "Purchase Price").

         1.2 LEGEND. Any certificate or certificates representing the Shares shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW.


                                    ARTICLE 2
                                     CLOSING

         2.1 CLOSING. The closing of the transactions contemplated herein (the "Closing") shall take place on a date designated by the Issuer, which date shall be on or before April 15, 2002. The Closing shall take place at the offices of Heller Ehrman White & McAuliffe, counsel for the Issuer, 711 Fifth Avenue, New York, New York 10022. At the Closing, unless the Investor and the Issuer otherwise agree (i) the Investor shall pay the Purchase Price to the Issuer, by wire transfer of immediately available funds to an account designated in writing by the Issuer; (ii) the Issuer shall issue to the Investor the Shares, and deliver to the Investor certificates for the Shares duly registered in the name of the Investor; and (iii) all other agreements and other documents referred to in this Agreement which are required for the Closing shall be executed and delivered (if that is not done prior to the Closing).

         2.2 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

             (a) by mutual written consent of the Issuer and the Investor;

             (b) by the Investor, upon a breach of any material representation and warranty, covenant or agreement on the part of the Issuer set forth in this Agreement, or if any material representation and warranty of the Issuer shall have become untrue in any material respect, in either case such that the conditions in Section 8.1 would be incapable of being satisfied by the date of the Closing; or

             (c) by the Issuer, upon a breach of any material representation and warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or if any material representation and warranty of the Investor shall have become untrue in any material respect, in either case such that the conditions in Section 8.2 would be incapable of being satisfied by the date of the Closing.

         2.3 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 2.2, this Agreement shall forthwith become void, there shall be no liability on the part of the

Issuer or the Investor to each other and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations and warranties, covenants or agreements set forth in this Agreement.


                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

         As a material inducement to the Investor entering into this Agreement and subscribing for the Shares, the Issuer represents and warrants to the Investor as follows:

         3.1 CORPORATE STATUS. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.2 CORPORATE POWER AND AUTHORITY. The Issuer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. At the time of the closing, the Issuer will have taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity and except as rights to indemnity or contribution hereunder may be limited by Federal or state securities laws.

         3.4 NO VIOLATION. The execution and delivery by the Issuer of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Issuer with the terms and provisions hereof (including, without limitation, the Issuer's issuance to the Investor of the Shares as contemplated by and in accordance with this Agreement), will not, except as set forth on Schedule 3.4, result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate the Certificate of Incorporation or By-Laws of the Issuer or any material Contract to which the Issuer is a party (except to the extent such a default would not, in the case of a Contract, have a Material Adverse Effect on the Issuer), or any Requirement of Law applicable to the Issuer, or result in the creation or imposition of any material Lien upon any of the capital stock, properties or assets of the Issuer or any of its Subsidiaries (except where such Lien would not have a Material Adverse Effect on the Issuer).

         3.5 CONSENTS/APPROVALS. Except for the filing of a registration statement in accordance with Article 6 hereof and the filing of a Form D with the SEC and as applicable, state agencies or authorities, no material consents, filings, authorizations or other actions of any Governmental Authority are required to be obtained or made by the Issuer for the Issuer's execution, delivery and performance of this Agreement which have not already been obtained or made. No consent, approval, waiver or other action by any Person under any Contract to which the Issuer is a party or by which the Issuer or any of its properties or assets are bound is required or necessary for the execution, delivery or performance by the Issuer of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents would not have a Material Adverse Effect on the Issuer.

         3.6 VALID ISSUANCE. Upon payment of the Purchase Price by the Investor and delivery to the Investor of the certificates for the Shares, such Shares will be validly issued, fully paid and non-assessable.

         3.7 SEC FILINGS, OTHER FILINGS AND NASDAQ COMPLIANCE. The Issuer has timely made all filings required to be made by it under the Exchange Act. The Issuer has delivered or made accessible to the Investor true, accurate and complete copies of (i) Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 2001; (ii) the Issuer's definitive proxy statement dated March 15, 2002 relating to its 2002 Annual Meeting of Stockholders; and (iii) the Issuer's Current Report on Form 8-K dated March 28, 2002 (the "SEC Reports"). The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Exchange Act. None of the SEC Reports, at the time of filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made. The Issuer has filed in a timely manner all documents that the Issuer was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. The Issuer is currently eligible to register the resale of the Shares in a secondary offering on a registration statement on Form S-3 under the Securities Act. The Issuer has taken all necessary actions required to be taken to date to ensure its continued inclusion in, and the continued eligibility of the Common Stock for trading on, The Nasdaq Stock Market under all currently effective inclusion requirements. Each balance sheet included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of the Issuer as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and Schedules) fairly presents in all material respects the consolidated results of operations of the Issuer for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved.

         3.8 COMMISSIONS. The Issuer has not incurred any other obligation for any finder's or broker's or agent's fees or commissions in connection with the transactions contemplated hereby, except that the Issuer will pay a 4% commission in cash to Allen & Company Incorporated ("Allen"), the placement agent for the Offering.

         3.9 CAPITALIZATION. The authorized capital stock of the Issuer consists of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. All issued and outstanding shares of capital stock of the Issuer have been, and as of the Closing Date will be, duly authorized and validly issued and are and will be fully paid and non-assessable. As of the date of this Agreement, the Issuer has issued and outstanding 19,686,744 shares of Common Stock and 6,842,858 shares of Preferred Stock. Except as described in this Section 3.9 and on Schedule 3.9, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal and similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Issuer of any shares of capital stock and the Issuer is not a party to or subject to any agreement or understanding, and there is no agreement or understanding between any person and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Issuer. Except as set forth on Schedule 3.9, the Issuer has no obligation, contingent or otherwise, to redeem or repurchase any equity security or any security that is a combination of debt and equity.

         3.10 MATERIAL CHANGES. Except as set forth in the SEC Reports or as otherwise contemplated herein, since December 31, 2001, there has been no Material Adverse Change in the Issuer and its subsidiaries taken as a whole. Except as set forth in the SEC Reports, since December 31, 2001, there has not been (i) any direct or indirect redemption, purchase or other acquisition by the Issuer of any shares of the Common Stock or (ii) declaration, setting aside or payment of any dividend or other distribution by the Issuer with respect to the Common Stock (other than the accrual of dividends on the Series A Preferred Stock of the Issuer which is convertible into Common Stock of the Issuer).

         3.11 LITIGATION. Except as disclosed on Schedule 3.11 or as set forth in the SEC Reports, there is no action, suit, proceeding or investigation pending or, to the Issuer's knowledge, currently threatened against the Issuer or any of its subsidiaries that questions the validity of this Agreement or the right of the Issuer to enter into it, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect on the Issuer or any change in the current equity ownership of the Issuer. The foregoing includes, without limitation, actions pending or, to the Issuer's knowledge, threatened involving the prior employment of any of the Issuer's employees or their use in connection with the Issuer's business of any information or techniques allegedly proprietary to any of their former employers. Neither the Issuer nor any of its subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality not of general applicability. Except as set forth in the SEC Reports, there is no action, suit, proceeding or investigation by the Issuer or any of its subsidiaries currently pending or which the Issuer or any of its subsidiaries currently intends to initiate.

         3.12 RIGHTS OF REGISTRATION AND VOTING RIGHTS. Except as contemplated in this Agreement and as disclosed on Schedule 3.12, the Issuer has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity, and no stockholder of the Issuer has entered into any agreements with respect to the voting of capital shares of the Issuer.

         3.13 OFFERINGS. Subject in part to the truth and accuracy of Investor's representations and warranties set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Issuer nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         3.14 DISCLOSURE. The Issuer is aware of no facts which lead it to believe that the Disclosure Documents, as of their respective dates, contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         As a material inducement to the Issuer entering into this Agreement and issuing the Shares, the Investor represents and warrants to the Issuer as follows:

         4.1 POWER AND AUTHORITY. The Investor, if other than a natural person, is an entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation. The Investor has the corporate, partnership or other power and authority under applicable law to execute and deliver this Agreement and consummate the transactions contemplated hereby, and has all necessary authority to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby. The Investor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         4.2 NO VIOLATION. The execution and delivery by the Investor of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Investor with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate any charter or similar documents of the Investor, if other than a natural person, or any Contract to which the Investor is a party or by which it or its properties or assets are bound, or violate any Requirement of Law applicable to the Investor, other than such violations or defaults which, individually and in the aggregate, do not and will not have a Material Adverse Effect on the Investor. The Investor is familiar with Regulation M promulgated under the Exchange Act, a copy of which is attached hereto as Exhibit A, and is in full compliance with the provisions thereof with respect to the transactions contemplated hereby.

         4.3 CONSENTS/APPROVALS. No consents, filings, authorizations or actions of any Governmental Authority are required for the Investor's execution, delivery and performance of this Agreement. No consent, approval, waiver or other actions by any Person under any Contract to which the Investor is a party or by which the Investor or any of its properties or assets are bound is required or necessary for the execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby.

         4.4 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity.

         4.5 INVESTMENT INTENT. The Investor is acquiring the Shares hereunder for its own account and with no present intention of distributing or selling such Shares and further agrees not to transfer such Shares in violation of the Securities Act or any applicable state securities law, and no one other than the Investor has any beneficial interest in the Shares. The Investor agrees that it will not sell or otherwise dispose of any of the Shares unless such sale or other disposition has been registered under the Securities Act or, in the opinion of counsel acceptable to the Issuer, is exempt from registration under the Securities Act and has been registered or qualified or, in the opinion of such counsel acceptable to the Issuer, is exempt from registration or qualification under applicable state securities laws. The Investor understands that the offer and sale by the Issuer of the Shares being acquired by the Investor hereunder has not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder, and that the reliance of the Issuer on such exemption from registration is predicated in part on these representations and warranties of the Investor. The Investor acknowledges that pursuant to Section 1.2 of this Agreement a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Shares.

         4.6 ACCREDITED INVESTOR. The Investor is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act (a copy of which is attached hereto as Exhibit B), and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder.

         4.7 ADEQUATE INFORMATION. The Investor has received from the Issuer, and has reviewed, such information which the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares, including without limitation, the documents listed on Exhibit C, which have been received by Investor as part of an informational packet of materials from the Issuer. The documents listed in Exhibit C are referred to herein as the "Disclosure Documents."

         4.8 OPPORTUNITY TO QUESTION. The Investor has had the opportunity to question, and has questioned, to the extent it has deemed necessary or appropriate, representatives of the Issuer so as to receive answers and verify information obtained in the Investor's examination of the Issuer, including the information that the Investor has received and reviewed as referenced in Section
4.7 hereof in relation to its investment in the Shares.

         4.9 NO OTHER REPRESENTATIONS. No oral or written representations have been made to the Investor in connection with the Investor's acquisition of the Shares which were in any way inconsistent with the information reviewed by the Investor. The Investor acknowledges that no representations or warranties of any type or description have been made to it by any Person with regard to the Issuer, any of its Subsidiaries, any of their respective businesses, properties or prospects or the investment contemplated herein, other than the representations and warranties set forth in Article 3 hereof.

         4.10 KNOWLEDGE AND EXPERIENCE. The Investor has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of speculative companies), so as to enable the Investor to utilize the information referred to in Section 4.7 hereof and any other information made available by the Issuer to the Investor in order to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

         4.11 INDEPENDENT DECISION. The Investor is not relying on the Issuer or on any legal or other opinion in the materials reviewed by the Investor with respect to the financial or tax considerations of the Investor relating to its investment in the Shares. The Investor has relied solely on the representations and warranties, covenants and agreements of the Issuer in this Agreement (including the Exhibits hereto) and on its examination and independent investigation in making its decision to acquire the Shares.

         4.12 COMMISSIONS. The Investor has not incurred any obligation for any finder's or broker's or agent's fees or commissions in connection with the transactions contemplated hereby.


                                    ARTICLE 5
                                    COVENANTS

         5.1 PUBLIC ANNOUNCEMENTS. The Investor agrees not to make any public announcement or issue any press release or otherwise publicly disseminate any information about the subject matter of this Agreement. The Issuer shall have the right to make such public announcements and shall control, in its sole and absolute discretion, the timing, form and content of all press releases or other public communications of any sort relating to the subject matter of this Agreement, and the method of their release, or publication thereof.

         5.2 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. Each of the Investor and the Issuer shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it with or to any Governmental Authority in connection with the consummation of the transactions contemplated hereby. The Issuer and the Investor each agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law or the rules of Nasdaq Stock Market in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. Except as may be specifically required hereunder, neither of the parties hereto or their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such party would result in or produce a Material Adverse Effect on such party.

         5.3 NOTIFICATION OF CERTAIN MATTERS. Each party hereto shall give prompt notice to the other party of the occurrence, or non-occurrence, of any event which would be likely to cause any representation and warranty herein to be untrue or inaccurate in any material respect, or any covenant, condition or agreement herein not to be complied with or satisfied in any material respect.

         5.4 CONFIDENTIAL INFORMATION; STANDSTILL. (a) The Investor agrees that no portion of the Confidential Information (as defined below) shall be disclosed to third parties, except as may be required by law, without the prior express written consent of the Issuer provided that the Investor may share such information with such of its officers and professional advisors as may need to know such information to assist the Investor in its evaluation thereof on the condition that such parties agree to be bound by the terms hereof. All Confidential Information received by the Investor shall be promptly returned or destroyed, as directed by the Issuer. "Confidential Information" means all oral or written data, reports, records or materials and any and all other confidential or disclosure information or materials obtained from the Issuer or its professional advisors, which are not yet publicly available. Confidential Information excludes information that is publicly available or already known to the Investor through a source not bound by any confidentiality obligation.

             (b) For a period of one year from the Closing Date, the Investor will not, without the prior written consent of the Issuer (i) propose to enter into any acquisition of all or substantially of the assets or stock of the Issuer or a merger or other business combination involving the Issuer; (ii) seek to control the management, Board of Directors or policies of the Issuer; or
(iii) form, join or in any way participate in a "group" (within the meaning of Section 13(d) (3) of the Securities Act of 1934) with respect to any securities of the Issuer in connection with any of the foregoing. Notwithstanding the foregoing, this section shall not restrict the Investor's acquisition of shares of the Issuer's Common Stock through open market purchases.

                                    ARTICLE 6
                               REGISTRATION RIGHTS

         The Investor shall have the following registration rights with respect to the Registrable Securities owned by it:

         6.1 TRANSFER OF REGISTRATION RIGHTS. The Investor may assign the registration rights with respect to the Shares to any party or parties to which it may from time to time transfer the Shares, provided that the transferee acquires at least 20,000 shares of Common Stock of the Issuer and agrees in writing with the Issuer to be bound by the applicable provisions of this Agreement regarding such registration rights and indemnification relating thereto. Upon assignment of any registration rights pursuant to this Section 6.1, the Investor shall deliver to the Issuer a notice of such assignment which includes the identity and address of any assignee and such other information reasonably requested by the Issuer in connection with effecting any such registration (collectively, the Investor and each such subsequent holder is referred to as a "Holder").

         6.2 REQUIRED REGISTRATION. As promptly as practicable after the Closing, but in no event later than forty-five (45) days after the date of the Closing, the Issuer agrees to file a Registration Statement on Form S-3 (the "Shelf Registration Statement") to register the resale of all of the Shares. The Issuer shall use reasonable efforts to cause the SEC to declare the Shelf Registration Statement effective as soon as practicable after filing and to thereafter maintain the effectiveness of the Shelf Registration Statement until such time as the Issuer reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Shares then owned by the Holders without the need for continued registration of the Shares in the three month period immediately following the termination of the effectiveness of the Shelf Registration Statement. The Issuer's obligations contained in this Section
6.2 shall terminate on the second anniversary of the date on which the Shares are issued hereunder.

         6.3 REGISTRATION PROCEDURES.

             (a) In case of the Shelf Registration Statement effected by the Issuer subject to this Article 6, the Issuer shall keep the Investor, on behalf of each Holder, advised in writing as to the initiation of such registration, and as to the completion thereof. In addition, subject to Section 6.2 above, the Issuer shall, to the extent applicable to the Shelf Registration Statement:

                 (i) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement as may be necessary to keep such registration effective and comply with provisions of the Securities Act with respect to the disposition of all securities covered thereby during the period referred to in Section 6.2;

                 (ii) update, correct, amend and supplement the Shelf Registration Statement as necessary;

                 (iii) notify Holder when the Shelf Registration Statement is declared effective by the SEC, and furnish such number of prospectuses and other documents incident thereto as Holder may reasonably request from time to time;

                 (iv) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States where an exemption is not available and as Holder may reasonably request to enable it to consummate the disposition in such jurisdiction of the Registrable Securities (provided that the Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision, or
(ii) consent to general service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction where it is not already subject to taxation);

                 (v) notify Holder at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and at the request of Holder, the Issuer will as promptly as it reasonably deems practicable prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (vi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Issuer are then listed and obtain all necessary approvals from the Nasdaq Stock Market for trading thereon;

                 (vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Shelf Registration Statement; and

                 (viii) upon the sale of any Registrable Securities pursuant to the Shelf Registration Statement, direct the transfer agent to remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities.

             (b) Notwithstanding anything stated or implied to the contrary in
Section 6.3(a) above, the Issuer shall not be required to consent to or otherwise to take any actions to facilitate any underwritten offering of the Registrable Securities or to consent to any specific underwriter participating in any underwritten public offering of the Registrable Securities.

             (c) Each Holder agrees that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 6.3(a)(v), such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.3(a)(v) and, if so directed by the Issuer, will deliver to the Issuer at the Issuer's expense all copies, other than permanent file copies, then in such Holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Without limiting the foregoing, each Holder shall suspend, upon request of the Issuer, any disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities during any three periods (each, a "Blackout Period"), provided that no Blackout Period shall exceed sixty (60) days and there may only be two Blackout Periods during any twelve month period, when the Issuer determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure would be premature or would have an adverse effect on the Issuer.

             (d) As a condition to the inclusion of its Registrable Securities in the Shelf Registration Statement, each Holder shall furnish to the Issuer such information regarding such Holder and the distribution of Registrable Securities proposed by such Holder as the Issuer may request in writing.

             (e) Each Holder hereby covenants with the Issuer (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied and
(ii) if such Registrable Securities are to be sold by any method or in any transaction other than on the Nasdaq National Market or in privately negotiated transactions, or in a combination of such methods, to notify the Issuer at least five (5) business days prior to the date on which the Holder first offers to sell any such Registrable Securities by such method or in any such transaction and, in any event, the Holder will not sell Registrable Securities by such method or in such transaction unless the Issuer is reasonably satisfied that there is an appropriate description of such method or transaction in the Shelf Registration Statement.

             (f) Except as required by law, all expenses incurred by the Issuer in complying with this Article 6, including but not limited to, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Issuer, blue sky fees and expenses (including fees and disbursements of counsel related to all blue sky matters) ("Registration Expenses") incurred in connection with any registration, qualification or compliance pursuant to this Article 6 shall be borne by the Issuer. All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registration of Registrable Securities and the legal fees and other expenses of a Holder shall be borne by such Holder.

         6.4 FURTHER INFORMATION. If Registrable Securities owned by a Holder are included in any registration, such Holder shall furnish the Issuer such information regarding itself as the Issuer may reasonably request and as shall be required in connection with any registration (or amendment thereto) referred to in this Agreement, and Holder shall indemnify the Issuer with respect thereto in accordance with Article 7 hereof. The Investor hereby represents and warrants to the Issuer that it has accurately and completely provided the requested information and answered the questions numbered (a) through (d) on the signature pages of this Agreement, and the Investor agrees and acknowledges that the Issuer may rely on such information as being true and correct for purposes of preparing and filing the Shelf Registration Statement at the time of filing thereof and at the time it is declared effective, unless the Investor has notified the Issuer in writing to the contrary prior to such time.

                                    ARTICLE 7
                                 INDEMNIFICATION

         7.1 INDEMNIFICATION GENERALLY. The Issuer, on the one hand, and the Investor, on the other hand (each an "Indemnifying Party"), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses) or deficiencies resulting from any breach of a representation and warranty, covenant or agreement by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing.

         7.2 INDEMNIFICATION RELATING TO REGISTRATION RIGHTS.

             (a) With respect to any registration, effected or to be effected pursuant to Article 6 of this Agreement, the Issuer shall indemnify each Holder of Registrable Securities whose securities are included or are to be included therein, each of such Holder's directors and officers, each underwriter (as defined in the Securities Act) of the securities sold by such Holder (if any), and each Person who controls (within the meaning of the Securities Act) any such Holder or underwriter (a "Controlling Person") from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses) or deficiencies of any such Holder or any such underwriter or Controlling Person concerning:

                 (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration;

                 (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

                 (iii) any violation by the Issuer of the Securities Act or any rule or regulation promulgated thereunder applicable to the Issuer, or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to the Issuer, in each case, relating to any action or inaction required of the Issuer in connection with any such registration, and subject to Section 7.3 below will reimburse each such Person entitled to indemnity under this Section 7.2(a) for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, that, the foregoing indemnity and reimbursement obligation shall not be applicable to the extent that any such matter arises out of or is based on (A) any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Holder or by or on behalf of such an underwriter specifically for use in such prospectus, offering circular or other document or (B) a Holder's or any of its representatives' failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto (the current version of which shall have been provided to holder by the Issuer as contemplated by Section 6.3 hereof) to any purchaser of shares in accordance with the requirements of applicable law.

             (b) With respect to any registration, qualification or compliance effected or to be effected pursuant to this Agreement, each Holder of Registrable Securities whose securities are included or are to be included therein, shall indemnify the Issuer, each of the Issuer's directors and officers and each Person who controls (within the meaning of the Securities Act) the Issuer or any of its directors or officers from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses but which amount shall not in any circumstance exceed the Purchase Price paid by the Investor) or deficiencies of the Issuer concerning:

                 (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance;

                 (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

                 (iii) any violation by such Holder of the Securities Act or any rule or regulation promulgated thereunder applicable to the Issuer or such Holder or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to the Issuer or such Holder, in each case, relating to any action or inaction required of such Holder in connection with any such registration, qualification or compliance, and subject to Section 7.3 below will reimburse each such person entitled to indemnity under this Section 7.2(b) for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, that, the foregoing indemnity and reimbursement obligation shall only be applicable to the extent that any such matter arises out of or is based on (A) any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of the Holder specifically for use in such prospectus, offering circular or other document or (B) a Holder's or any of its representatives' failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto to any purchaser of shares in accordance with the requirements of applicable law.

         7.3 INDEMNIFICATION PROCEDURES. Each Person entitled to indemnification under this Section (an "Indemnified Party") shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section (an "Indemnifying Party") of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, if and after such assumption the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or
(ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.


                                    ARTICLE 8
                              CONDITIONS TO CLOSING

         8.1 CONDITIONS TO THE OBLIGATIONS OF THE INVESTOR. The obligations of the Investor to proceed with the Closing is subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

             (a) Representations and Warranties. Each of the representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, and
(ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on the Issuer. Unless the Investor receives written notice to the contrary at the Closing, Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

             (b) Agreement and Covenants. The Issuer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Unless the Investor receives written notice to the contrary at the Closing, Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

             (c) No Order. No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

             (d) Opinion of Issuer's Counsel. The Holder shall have received an opinion of Issuer's counsel, dated the Closing Date in substantially the form attached hereto as Exhibit E.

         8.2 CONDITIONS TO THE OBLIGATIONS OF THE ISSUER. The obligations of the Issuer to proceed with the Closing is subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

             (a) Representations and Warranties. Each of the representations and warranties of the Investor contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except for changes specifically permitted by this Agreement. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

             (b) Agreement and Covenants. The Investor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

             (c) No Order. No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.


                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 DEFINED TERMS. As used herein the following terms shall have the following meanings:

             "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

             "Certificate of Incorporation" means the Issuer's Certificate of Incorporation, as the same may be supplemented, amended or restated from time to time.

             "Closing" has the meaning in Article 2 of this Agreement.

             "Common Stock" has the meaning specified in the Recitals to this Agreement.

             "Contract" means any indenture, lease, sublease, loan agreement, mortgage, note, restriction, commitment, obligation or other contract, agreement or instrument.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

             "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

             "Investor" has the meaning specified in the Recitals to this Agreement.

             "Issuer" means LendingTree, Inc., a Delaware corporation.

             "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform

Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

             "Material Adverse Change (or Effect)" means a material and adverse change in (or effect on) the financial condition, properties, assets, liabilities, rights, obligations, operations or business, of a Person and its Subsidiaries taken as a whole.

             "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

             "Purchase Price" has the meaning specified in Section 1.1 of this Agreement.

             "Register", "registered" and "registration" refer to a registration of the resale of Common Stock effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

             "Registrable Securities" means all Shares of Common Stock acquired by the Investor pursuant to this Agreement and any other shares of Common Stock or other securities issued in respect of such Shares by way of a stock dividend or stock split or in connection with a combination or subdivision of the Issuer's Common Stock or by way of a recapitalization, merger or consolidation or reorganization of the Issuer; provided, however, that, as to any particular securities, such securities will cease to be Registrable Securities when they have been sold pursuant to registration or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and the purchaser and seller receive an opinion of counsel for the Issuer, which shall be in form and substance reasonably satisfactory to the purchaser and seller and their respective counsel, to the effect that such stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

             "Requirements of Law" means as to any Person, the certificate of incorporation, by-laws or other organizational or governing documents of such person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

             "SEC" means the Securities and Exchange Commission.

             "SEC Reports" has the meaning specified in Section 3.7 of this Agreement.

             "Securities Act" means the Securities Act of 1933, as amended.

             "Shares" has the meaning specified in Section 1.1 of this Agreement.

             "Subsidiary" means as to any Person, a corporation or limited partnership of which more than 50% of the outstanding capital stock or partnership interests having full voting power is at the time directly or indirectly owned or controlled by such Person.

         9.2 OTHER DEFINITIONAL PROVISIONS.

             (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

             (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

             (c) All accounting terms shall have a meaning determined in accordance with GAAP.

             (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

             (e) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any Exhibits hereto) and not to any particular provision of this Agreement.

         9.3 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall subsequently designate in writing to the other party):

             (a) if to the Issuer to:

                 LendingTree, Inc.
                 11115 Rushmore Drive
                 Charlotte, N.C. 28277
                 Attention: Douglas Lebda or Bob Flemma
                 Telecopy:  (704) 331-7598
                 with a copy to:

                 Kennedy Covington Lobdell & Hickman LLP
                 100 N. Tryon Street, Suite 4200
                 Charlotte, N.C. 28202
                 Attention: Sean M. Jones
                 Telecopy: (704) 331-7598

             (b) if to the Investor to the address set forth next to its name on the signature page hereto.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered by hand, by certified or registered mail, by messenger or by courier, or if sent by facsimile, upon confirmation of receipt.

         9.4 ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between or among the parties with respect to such subject matter. The Exhibits constitute a part hereof as though set forth in full above.

         9.5 EXPENSES; TAXES. Except as otherwise provided in this Agreement, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of the Investor) arising out of the issuance of the Shares by the Issuer to the Investor shall be paid by the Issuer.

         9.6 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         9.7 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party.

         9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         9.9 HEADINGS. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

         9.10 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York applicable to contracts executed and to be wholly performed within such State.

         9.11 SEVERABILITY. The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement. However, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.



             [SIGNATURES AND OTHER INFORMATION ON NEXT THREE PAGES]

         IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed and delivered as of the date set forth below.

NAME OF INVESTOR:                           ADDRESS FOR NOTICES (Please Print):
SMALLCAP World Fund, Inc., by
Capital Research and Management Company,    333 South Hope Street - 55th Floor
its Investment adviser                      Los Angeles, California  90071
SIGNATURE:
                                            Attention:  Michael J. Downer
By:  /s/ Paul G. Haaga, Jr.                 Telecopy:  (213) 486-9217
   --------------------------
     Name:  Paul G. Haaga, Jr.
     Title:  Executive Vice President       Tax Identification #:  95-4253845

Exact Name to appear on Stock Certificate:    Clipperbay & Co.
                                            ------------------------------------

Number of Shares Subscribed For:              400,000
                                            ------------------------------------

Aggregate Purchase Price (see Section 1.1): $  4,752,000
                                            ------------------------------------

The Investor hereby provides the following additional information:

         (a) Excluding the shares of Common Stock subscribed for above, set forth below is the number of shares of Common Stock and options rights or warrants of LendingTree, Inc. ("Options" and together with the Common Stock, "Securities") which the Investor beneficially owns or of which the Investor is the record owner on the date hereof. Please refer to the definition of beneficial ownership on Exhibit D attached hereto. If none, please so state.

Number of Shares: 0                  (excluding the Shares subscribed for above)
                  ------------------

Number of Options: 0
                   -----------------

Please indicate by an asterisk (*) above if the Investor disclaims "beneficial ownership" of any of the above listed Securities, and indicate in response to question (b) below who has beneficial ownership.

         (b) If the Investor disclaims "beneficial ownership" in question (a), please furnish the following information with respect to the person(s) other than the Investor who is the beneficial owner(s) of the Securities in question. If not applicable, please check box: [ ]

             Name of Beneficial Owner:
                                       -----------------------------------------
             Relationship to the Investor:
                                           -------------------------------------
             Number of Securities Beneficially Owned:
                                                      --------------------------

                                    NAME OF INVESTOR:  SMALLCAP World Fund, Inc.
                                                       -------------------------

         (c) Are any of the Securities listed in response to question (a) the subject of a voting agreement, contract or other arrangement whereby others have voting control over, or any other interest in, any of the Investor's Securities?

                                                    [ ] Yes          [X] No

If the answer is "Yes", please give details:___________________________________.

         (d) Please describe each position, office or other material relationship which the Investor has had with the Issuer or any of its affiliates, including any Subsidiary of the Issuer, within the past three years. Please include a description of any loans or other indebtedness, and any contracts or other arrangements or transactions involving a material amount, payable by the Investor to the Issuer or any of its affiliates, including its Subsidiaries, or by the Issuer or any of its affiliates, including its Subsidiaries, to the Investor. "Affiliates" of the Issuer include its directors and executive officers, and any other person controlling or controlled by the Issuer. IF NONE, PLEASE SO STATE.

Answer:  None.


         (e) Please provide the name and address of other person(s), if any, to whom any proxy statements, registration statements (including notice of effectiveness thereof), prospectuses or similar documents and information should be delivered by the Issuer on behalf of the Investor in the future, with respect to the Investor's shares:

         -----------------------------    ----------------------------------
         -----------------------------    ----------------------------------
         -----------------------------    ----------------------------------
         -----------------------------    ----------------------------------


         (f) Please advise of special stock certificate delivery requirements for closing, if any:



         (g) Please advise if a NASD member has placed with you the Shares being purchased hereunder: (Name of Member:) N/A
                                       -----------------------------------------


         (h) The Investor agrees to notify the Issuer promptly of any changes in any of the foregoing information.

================================================================================

ACCEPTED:            LENDINGTREE, INC.


                     By: /s/ Keith B. Hall               Dated:  April 12, 2002
                         -------------------------------
                         Name:  Keith B. Hall
                         Title: Sr VP and CFO

                                    EXHIBIT A


                       [Copy of Regulation M is attached]

                                    EXHIBIT B


              [Copy of Rule 501(a) under Regulation D is attached]

                                    EXHIBIT C


                              DISCLOSURE DOCUMENTS


THE INVESTOR IS URGED TO REVIEW THE FOLLOWING DOCUMENTS WHICH ARE DELIVERED HEREWITH AND INCORPORATED BY REFERENCE HEREIN AS IF RESTATED HEREIN:

         1. The Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 2001

         2. The Issuer's definitive proxy statement dated March 15, 2002 relating to its 2002 Annual Meeting of Stockholders

         3.       The Issuer's Current Report on Form 8-K dated March 28, 2002

         4. Cover Letter From Allen & Company Incorporated, as Placement Agent to Prospective Investors dated April __, 2002

                                    EXHIBIT D


Explanation of "BENEFICIAL OWNERSHIP"

         Securities that are subject to a power to vote or dispose are deemed beneficially owned by the person who holds such power, directly or indirectly. This means that the same securities may be deemed beneficially owned by more than one person, if such power is shared. In addition, the beneficial ownership rules provide that shares which may be acquired upon exercise of an option or warrant, or which may be acquired upon the termination of a trust, discretionary account or similar arrangement, which can be effected within a period of 60 days from the date of determination, are deemed to be "beneficially" owned. Furthermore, shares that are subject to rights or powers even though such rights or powers to acquire are not exercisable within the 60-day period may also be deemed to be beneficially owned if the rights or powers were acquired "with the purpose or effect of changing or influencing the control of the issuer or in connection with or as a participant in any transaction having such purpose or effect."

         In determining whether securities are "beneficially owned," benefits which are substantially equivalent to those of ownership by virtue of any contract, understanding, relationship, agreement or other arrangement should cause the securities to be listed as "beneficially owned."

         Thus, for example, securities held for a person's benefit in the name of others or in the name of any estate or trust in which such person may be interested should also be listed. Securities held by a person's spouse, children or other members of such person's family who are such person's dependents or who live in such person's household should be listed as "beneficially owned" unless such person does not enjoy benefits equivalent to those of ownership with respect to such securities.

         If a person has a proprietary or beneficial interest in a controlled corporation, partnership, personal holding company, trust or estate which owns of record or beneficially any securities, such person should state the amount of such securities owned by such controlled corporation, partnership, personal holding company, trust or estate in lieu of allocating such person's proprietary interest, and by note or otherwise, please indicate that. In any case, the name of the controlled corporation, partnership, personal holding company, or estate must be stated.

         In all cases the nature of the beneficial ownership should be stated.

                                    EXHIBIT E

                       [Form of Issuer's Counsel Opinion]



                                 April 15, 2002



Allen & Company Incorporated and
Purchasers of LendingTree, Inc.
Common Stock listed on
Exhibit A attached hereto

         RE:      LendingTree, Inc.

Ladies and Gentlemen:

         We have acted as special counsel to LendingTree, Inc., a Delaware corporation ("LendingTree"), in connection with the transactions contemplated by the Subscription Agreements dated April 12, 2002 (the "Subscription Agreements") between LendingTree and the purchasers party thereto. This opinion letter is delivered pursuant to Section 8.1(d) of the Subscription Agreements. All capitalized terms used herein and not otherwise defined herein shall have same meanings herein as are ascribed to them in the Subscription Agreements.

         As such counsel, we have examined originals or copies of the Subscription Agreements. We have also examined such certificates of incorporation, bylaws, minute books and other documents, records and certificates as we have deemed relevant or necessary as the basis for our opinions hereinafter set forth. As such counsel, we have participated in the preparation of the Subscription Agreements and have consulted with officers of LendingTree regarding the terms and provisions thereof.

         In giving the opinions expressed herein and making our investigations in connection herewith, we have made the following assumptions: (a) the due authorization, execution and delivery by the parties thereto other than LendingTree of the documents examined by us, (b) the genuineness of all signatures of individuals, (c) the personal legal capacity of all individual signatories, (d) the authenticity of all documents presented to us as originals and (e) the conformity to the originals of all documents presented to us as copies. We have also assumed that the terms of the Subscription Agreements have not been modified, supplemented or qualified by any other agreements or understandings (written or oral) of the parties thereto that are not identified above, or by any course of dealing or trade custom or usage, in any manner affecting the opinions expressed herein.

         The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina, the Delaware General Corporation Law and the Federal laws of the United States generally applicable to transactions of the type contemplated by the Subscription Agreements, and no opinion is

Allen & Company Incorporated and
Purchasers of LendingTree, Inc.
Common Stock listed on
Exhibit A attached hereto
April 15, 2002
Page 2


expressed herein as to any other laws. We note that the Subscription Agreements provide that they are to be governed by laws of the State of New York. Our opinion in paragraph 2 as to the legality, validity, binding effect and enforceability of the Subscription Agreements is intended to address their legality, validity, binding effect and enforceability under North Carolina law were they, notwithstanding such choice of law provision, governed by the laws of the State of the North Carolina and no opinions are expressed herein as to any matters of New York law. Furthermore, we express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in North Carolina exercising customary professional diligence would reasonably recognize as being directly applicable to LendingTree, the transactions contemplated by the Subscription Agreements, or both. We also express no opinion herein concerning any real estate, mortgage, lending or other regulatory statutes, rules and regulations specifically enacted to regulate the particular business of LendingTree.

         We express no opinion herein concerning the possible application to the Subscription Agreements, the transactions contemplated thereby, or the obligations of the parties thereunder of Section 548 of the Bankruptcy Code, 11 U.S.C. ss.548, Sections 39-23.1 through 39-23.12 of the North Carolina General Statutes or other similar laws relating to "fraudulent transfers" or "fraudulent conveyances."

         Opinions or statements herein given "to the best of our knowledge" and the factual matters on which we have relied in giving other opinions herein are based upon (a) information coming to our attention in the course of our representation of LendingTree in connection with the transactions contemplated by the Subscription Agreements, or otherwise actually known to the lawyers in our Firm who have given substantive attention to such transactions, (b) the representations and warranties of LendingTree contained in the Subscription Agreements, and (c) inquiries of representatives of LendingTree whom we believe to be reasonably well-informed as to the factual matters in question, but without any other investigations made for purposes of giving such opinions or statements unless otherwise stated herein.

         Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, it is our opinion that:

                  1. LendingTree has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

                  2. Each of the Subscription Agreements has been duly authorized, executed and delivered by LendingTree and constitutes a valid and legally binding obligation of LendingTree enforceable in accordance with its terms.

Allen & Company Incorporated and
Purchasers of LendingTree, Inc.
Common Stock listed on
Exhibit A attached hereto
April 15, 2002
Page 3


                  3. The Shares have been duly authorized and, when issued and delivered by LendingTree against payment as provided under the Subscription Agreements, will be validly issued, fully paid and nonassessable.

                  4. Except as set forth on Schedule 3.4 to the Subscription Agreement, the issuance and sale of the Shares, the execution, delivery and performance by LendingTree of the Subscription Agreements, and the consummation by LendingTree of the transactions contemplated thereby, do not and will not (i) violate the Certificate of Incorporation or Bylaws of LendingTree, (ii) violate any Federal law of the United States, the laws of the State of North Carolina or the Delaware General Corporation Law, or (iii) violate or result in a breach of, or default under, any contract or agreement filed or listed as an exhibit to LendingTree's Annual Report on Form 10-K for its fiscal year ended December 31, 2001.

                  5. All prior regulatory consents, authorizations, approvals or filings required to be obtained or made by LendingTree under the Federal laws of the United States, the laws of the State of North Carolina or the Delaware General Corporation Law as a condition to the issuance, sale and delivery of the Shares pursuant to the Subscription Agreement have been obtained or made.

                  6. The registration of the Shares under the Securities Act of 1933 (the "Securities Act") is not required in connection with the sale of the Shares by LendingTree pursuant to the Subscription Agreements.

         The foregoing opinions are subject to the following assumptions, qualifications, exceptions and limitations in addition to the other assumptions, qualifications, exceptions and limitations set forth in this letter:

                  (a) Enforceability of the Subscription Agreements may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or Federal laws from time to time in effect which affect the enforcement of creditors' rights generally.

                  (b) Enforceability of the Subscription Agreements is subject to general equitable principles and to general standards of commercial reasonableness.

                  (c) We express no opinion on the enforceability of any provisions contained in the Subscription Agreements that (i) purport to excuse a party for liability for its own acts or omissions, (ii) purport to authorize a party to act in its sole discretion, (iii) relate to the effect of laws or regulations that may be enacted in the future, (iv) require waivers to be made only in writing or (v) purport to waive a trial by jury.

Allen & Company Incorporated and
Purchasers of LendingTree, Inc.
Common Stock listed on
Exhibit A attached hereto
April 15, 2002
Page 4


                  (d) Provisions of the Subscription Agreements purporting to require a party thereto to pay or reimburse attorneys' fees incurred by another party, or to indemnify another party therefor, may be limited by applicable statutes and decisions relating to the collection and award of attorneys' fees.

                  (e) No opinion is expressed as to the validity or enforceability of provisions of the Subscription Agreements relating to indemnity and contribution for liabilities under Federal or state securities laws.

                  (f) For purposes of paragraph 4, (i) we express no opinion with respect to Federal or state securities laws, other antifraud laws or fraudulent transfer laws and (ii) insofar as performance by LendingTree of its obligations under the Subscription Agreements is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium or similar state or Federal laws from time to time in effect which affect the enforcement of creditors' rights generally.

                  (g) In connection with our opinion set forth in paragraph 6 above, with your approval, we have assumed the correctness of the representations and warranties of, and the compliance with the agreements and undertakings by, LendingTree and the Purchasers in the Subscription Agreements. Insofar as such opinion relates to the sale of the Shares to the Purchasers, we have, with your approval, assumed that all offers and resales of the Shares will be made in accordance with the Subscription Agreement. We express no opinion, however, as to when and in what circumstances the Shares may be resold.

         The opinions contained herein are being rendered to you in connection with the closing of the transactions contemplated by the Subscription Agreements and may not be disclosed to or relied upon by any other person without our prior written consent. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

                                          Very truly yours,

                                    Exhibit A

                        Names and Addresses of Purchasers

Ashford Capital Management Inc.,
P.O. Box 4172
Wilmington, Delaware  19807

SMALLCAP World Fund Inc.
333 South Hope Street - 55th Floor
Los Angeles, California  90071

Pequot Navigator Offshore Fund, Inc.
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, Connecticut  06880

Pequot Scout Fund, L.P.
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, Connecticut  06880

                                  SCHEDULE 3.4

                                    Conflicts

1. The holders of the Company's Series A Preferred Stock have the preemptive right to participate in certain offerings by the Company of its securities. The Company has obtained waivers of such preemptive rights from all holders of Series A Preferred Stock other than William Shiebler, TASK Foundation, Inc., Victor F. Keen, Terrence D. Daniels and Keith Hall.

2. The Company has issued the Federal Home Loan Mortgage Association ("Freddie Mac") a warrant to purchase 12,500 shares of Common Stock. The terms of such warrant require the Company to give Freddie Mac ten days prior notice of any issuance of Common Stock below fair market value. The Company has not delivered this notice, although it intends to deliver such notice as soon as practicable after the date hereof.

                                  SCHEDULE 3.9

                                 Capitalization

OUTSTANDING STOCK OPTIONS

         o As of April 11, 2002 there were options outstanding to acquire 6,411,223 shares of LendingTree, Inc. common stock.

OUTSTANDING COMMON STOCK WARRANTS

         o As of April 11, 2002 there were warrants to acquire 399,710 shares of LendingTree, Inc. common stock outstanding.

COMMON STOCK ISSUABLE UPON CONVERSION OF SERIES A PREFERRED STOCK

         o As of April 11, 2002 the 6,842,858 outstanding shares of Series A Preferred Stock were convertible into 7,489,443 shares of LendingTree, Inc. common stock. Pursuant to the Certificate of Designations, Preferences and Rights of Series A 8% Convertible Preferred Stock of LendingTree, Inc., the holders of the Series A Preferred Stock have certain preemptive rights. See Schedule 3.4. The holders of Series A Preferred Stock also have certain redemption rights pursuant to the Certificate of Designations.

COMMON STOCK RESERVED FOR ISSUANCE

         o LendingTree, Inc. has an Employee Stock Purchase Plan, under which a total of 550,000 shares of LendingTree, Inc. common stock have been reserved for issuance. As of April 11, 2002, a total of 286,975 shares have been issued under this plan.

         o LendingTree, Inc. maintains the 1997 Stock Option Plan, the 1998 Stock Option Plan, the 1999 Stock Option Plan and the 2001 Stock Incentive Plan under which there are, as of April 11, 2002, a combined 1,322,846 shares of Common Stock available for the grant of options in the future.

TREASURY STOCK

         o As of April 11, 2002 there were 664,321 shares of issued, but not outstanding shares of LendingTree common stock accounted for as Treasury Stock of LendingTree, Inc.

POTENTIALLY ISSUABLE SECURITIES

LendingTree, Inc. and the Federal Home Loan Mortgage Corporation are parties to a credit facility agreement requires that a portion of the quarterly interest payments be in the form of warrants to purchase our common stock at an exercise price of $.01 per share. The amount of warrants to be issued will be calculated by dividing the amount of interest to be paid in the form of warrants by $3.99. The amount of interest expense that we will record will be based upon the estimated fair value of the warrants on the date that they are issued. As of April 11, 2002, no amounts had been borrowed under this facility and no warrant-based interest charges had been incurred. The Federal Home Loan Mortgage Corporation would also be entitled to additional warrants if LendingTree, Inc. issues any shares of common stock or convertible securities at a price less than the fair market value per share of common stock.


         Under our 2001 Stock Incentive Plan, each non-employee director who is a beneficial owner of (or represents an organization that is a beneficial owner of) less than 5% of our combined voting power, upon his or her initial election to the board, is granted a non-qualified stock option to purchase a number of shares of common stock calculated by dividing $66,000 by one-third of the average closing price of the common stock for five trading days immediately preceding the grant date. Additionally, immediately following each annual meeting of the company's stockholders, each such non-employee director then serving is granted a non-qualified stock option to purchase a number of shares of our common stock, calculated by dividing $22,000 by one-third of the average closing price of our common stock for five trading days immediately preceding the grant date. In lieu of the annual option grants, directors may elect to receive an equivalent number of shares of restricted stock. The 2002 Annual Meeting is scheduled for April 24, 2002, at which time, 6 directors will be eligible for the compensation noted above.

                                  SCHEDULE 3.11

                                   Litigation

         1. Block Financial Corporation v. LendingTree, Inc., Case Number 01-1007-CV-W-3 [United States District Court for the Western District of Missouri, filed September 10, 2001]. See Item 3 on Page 13 of LendingTree's most recent 10-K entitled "Legal Proceedings" for a summary of this litigation.

         2. New York State Banking Department ("NYSBD") Regulatory Examination. Please see Item 3 on Page 13 of LendingTree's most recent 10-K entitled "Legal Proceedings" for a summary of the is regulatory matter.

                                  SCHEDULE 3.12

                               Registration Rights

         1. Registration Rights Agreement dated March 7, 2001 by and among LendingTree, Inc. and the signing stockholders listed therein. (Requires registration of shares of common stock issuable upon conversion of the series A preferred shares, which registration was effected in June 2001.)

         2. Registration Rights Agreement dated September 20, 1999 by and among LendingTree, Inc. and the signing stockholders listed therein. (Includes piggyback registration rights, which registration was effected in June 2001.)

         3. Registration Rights Agreement dated March 6, 2001 by and between LendingTree, Inc. and Paul Revere Capital Partners, Ltd. (Requires registration of shares of common stock issuable under the Paul Revere equity line, which registration was effected in June 2001.)

         4. The Warrant dated September 20, 1999 to Prudential Securities Incorporated ("Prudential") contain certain piggyback registration rights. Prudential currently has piggyback registration rights with respect to 30,605 shares of common stock.

                                                                    Exhibit 10.2


                             SUBSCRIPTION AGREEMENT


         This Subscription Agreement (this "Agreement") is entered into as of the date set forth on the signature page hereof by and between LendingTree, Inc., a Delaware corporation (together with its successors and permitted assigns, the "Issuer"), and the undersigned investor (together with its successors and permitted assigns, the "Investor"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 9.1.


                                    RECITALS

         Subject to the terms and conditions of this Agreement, the Investor desires to subscribe for and purchase, and the Issuer desires to issue and sell to the Investor, certain shares of the Issuer's common stock, par value $.01 per share (the "Common Stock"). The Issuer is offering an aggregate of approximately Five Hundred Thousand (500,000) shares of Common Stock in a private placement to the Investor and other investors at a purchase price of $11.88 per share and on the other terms and conditions contained in this Agreement (the "Offering"), provided that the Issuer reserves the right to sell a lesser or greater number of shares.


                               TERMS OF AGREEMENT

         In consideration of the mutual representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE 1
                    SUBSCRIPTION AND ISSUANCE OF COMMON STOCK

         1.1 SUBSCRIPTION AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to the Investor and the Investor subscribes for and will purchase from the Issuer the number of shares of Common Stock set forth on the signature page hereof (the "Shares") for the aggregate purchase price set forth on the signature page hereof, which shall be equal to the product of the number of Shares subscribed for by the Investor times the per share purchase price specified in the above Recitals to this Agreement (the "Purchase Price").

         1.2 LEGEND. Any certificate or certificates representing the Shares shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW.


                                    ARTICLE 2
                                     CLOSING

         2.1 CLOSING. The closing of the transactions contemplated herein (the "Closing") shall take place on a date designated by the Issuer, which date shall be on or before April 15, 2002. The Closing shall take place at the offices of Heller Ehrman White & McAuliffe, counsel for the Issuer, 711 Fifth Avenue, New York, New York 10022. At the Closing, unless the Investor and the Issuer otherwise agree (i) the Investor shall pay the Purchase Price to the Issuer, by wire transfer of immediately available funds to an account designated in writing by the Issuer; (ii) the Issuer shall issue to the Investor the Shares, and deliver to the Investor certificates for the Shares duly registered in the name of the Investor; and (iii) all other agreements and other documents referred to in this Agreement which are required for the Closing shall be executed and delivered (if that is not done prior to the Closing).

         2.2 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

             (a) by mutual written consent of the Issuer and the Investor;

             (b) by the Investor, upon a breach of any material representation and warranty, covenant or agreement on the part of the Issuer set forth in this Agreement, or if any material representation and warranty of the Issuer shall have become untrue in any material respect, in either case such that the conditions in Section 8.1 would be incapable of being satisfied by the date of the Closing; or

             (c) by the Issuer, upon a breach of any material representation and warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or if any material representation and warranty of the Investor shall have become untrue in any material respect, in either case such that the conditions in Section 8.2 would be incapable of being satisfied by the date of the Closing.

         2.3 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 2.2, this Agreement shall forthwith become void, there shall be no liability on the part of the

Issuer or the Investor to each other and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations and warranties, covenants or agreements set forth in this Agreement.


                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

         As a material inducement to the Investor entering into this Agreement and subscribing for the Shares, the Issuer represents and warrants to the Investor as follows:

         3.1 CORPORATE STATUS. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.2 CORPORATE POWER AND AUTHORITY. The Issuer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. At the time of the closing, the Issuer will have taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity and except as rights to indemnity or contribution hereunder may be limited by Federal or state securities laws.

         3.4 NO VIOLATION. The execution and delivery by the Issuer of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Issuer with the terms and provisions hereof (including, without limitation, the Issuer's issuance to the Investor of the Shares as contemplated by and in accordance with this Agreement), will not, except as set forth on Schedule 3.4, result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate the Certificate of Incorporation or By-Laws of the Issuer or any material Contract to which the Issuer is a party (except to the extent such a default would not, in the case of a Contract, have a Material Adverse Effect on the Issuer), or any Requirement of Law applicable to the Issuer, or result in the creation or imposition of any material Lien upon any of the capital stock, properties or assets of the Issuer or any of its Subsidiaries (except where such Lien would not have a Material Adverse Effect on the Issuer).

         3.5 CONSENTS/APPROVALS. Except for the filing of a registration statement in accordance with Article 6 hereof and the filing of a Form D with the SEC and as applicable, state agencies or authorities, no material consents, filings, authorizations or other actions of any Governmental Authority are required to be obtained or made by the Issuer for the Issuer's execution, delivery and performance of this Agreement which have not already been obtained or made. No consent, approval, waiver or other action by any Person under any Contract to which the Issuer is a party or by which the Issuer or any of its properties or assets are bound is required or necessary for the execution, delivery or performance by the Issuer of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents would not have a Material Adverse Effect on the Issuer.

         3.6 VALID ISSUANCE. Upon payment of the Purchase Price by the Investor and delivery to the Investor of the certificates for the Shares, such Shares will be validly issued, fully paid and non-assessable.

         3.7 SEC FILINGS, OTHER FILINGS AND NASDAQ COMPLIANCE. The Issuer has timely made all filings required to be made by it under the Exchange Act. The Issuer has delivered or made accessible to the Investor true, accurate and complete copies of (i) Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 2001; (ii) the Issuer's definitive proxy statement dated March 15, 2002 relating to its 2002 Annual Meeting of Stockholders; and (iii) the Issuer's Current Report on Form 8-K dated March 28, 2002 (the "SEC Reports"). The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Exchange Act. None of the SEC Reports, at the time of filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made. The Issuer has filed in a timely manner all documents that the Issuer was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. The Issuer is currently eligible to register the resale of the Shares in a secondary offering on a registration statement on Form S-3 under the Securities Act. The Issuer has taken all necessary actions required to be taken to date to ensure its continued inclusion in, and the continued eligibility of the Common Stock for trading on, The Nasdaq Stock Market under all currently effective inclusion requirements. Each balance sheet included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of the Issuer as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and Schedules) fairly presents in all material respects the consolidated results of operations of the Issuer for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved.

         3.8 COMMISSIONS. The Issuer has not incurred any other obligation for any finder's or broker's or agent's fees or commissions in connection with the transactions contemplated hereby, except that the Issuer will pay a 4% commission in cash to Allen & Company Incorporated ("Allen"), the placement agent for the Offering.

         3.9 CAPITALIZATION. The authorized capital stock of the Issuer consists of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. All issued and outstanding shares of capital stock of the Issuer have been, and as of the Closing Date will be, duly authorized and validly issued and are and will be fully paid and non-assessable. As of the date of this Agreement, the Issuer has issued and outstanding 19,686,744 shares of Common Stock and 6,842,858 shares of Preferred Stock. Except as described in this Section 3.9 and on Schedule 3.9, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal and similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Issuer of any shares of capital stock and the Issuer is not a party to or subject to any agreement or understanding, and there is no agreement or understanding between any person and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Issuer. Except as set forth on Schedule 3.9, the Issuer has no obligation, contingent or otherwise, to redeem or repurchase any equity security or any security that is a combination of debt and equity.

         3.10 MATERIAL CHANGES. Except as set forth in the SEC Reports or as otherwise contemplated herein, since December 31, 2001, there has been no Material Adverse Change in the Issuer and its subsidiaries taken as a whole. Except as set forth in the SEC Reports, since December 31, 2001, there has not been (i) any direct or indirect redemption, purchase or other acquisition by the Issuer of any shares of the Common Stock or (ii) declaration, setting aside or payment of any dividend or other distribution by the Issuer with respect to the Common Stock (other than the accrual of dividends on the Series A Preferred Stock of the Issuer which is convertible into Common Stock of the Issuer).

         3.11 LITIGATION. Except as disclosed on Schedule 3.11 or as set forth in the SEC Reports, there is no action, suit, proceeding or investigation pending or, to the Issuer's knowledge, currently threatened against the Issuer or any of its subsidiaries that questions the validity of this Agreement or the right of the Issuer to enter into it, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect on the Issuer or any change in the current equity ownership of the Issuer. The foregoing includes, without limitation, actions pending or, to the Issuer's knowledge, threatened involving the prior employment of any of the Issuer's employees or their use in connection with the Issuer's business of any information or techniques allegedly proprietary to any of their former employers. Neither the Issuer nor any of its subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality not of general applicability. Except as set forth in the SEC Reports, there is no action, suit, proceeding or investigation by the Issuer or any of its subsidiaries currently pending or which the Issuer or any of its subsidiaries currently intends to initiate.

         3.12 RIGHTS OF REGISTRATION AND VOTING RIGHTS. Except as contemplated in this Agreement and as disclosed on Schedule 3.12, the Issuer has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity, and no stockholder of the Issuer has entered into any agreements with respect to the voting of capital shares of the Issuer.

         3.13 OFFERINGS. Subject in part to the truth and accuracy of Investor's representations and warranties set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Issuer nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         3.14 DISCLOSURE. The Issuer is aware of no facts which lead it to believe that the Disclosure Documents, as of their respective dates, contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                    ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         As a material inducement to the Issuer entering into this Agreement and issuing the Shares, the Investor represents and warrants to the Issuer as follows:

         4.1 POWER AND AUTHORITY. The Investor, if other than a natural person, is an entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation. The Investor has the corporate, partnership or other power and authority under applicable law to execute and deliver this Agreement and consummate the transactions contemplated hereby, and has all necessary authority to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby. The Investor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         4.2 NO VIOLATION. The execution and delivery by the Investor of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Investor with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate any charter or similar documents of the Investor, if other than a natural person, or any Contract to which the Investor is a party or by which it or its properties or assets are bound, or violate any Requirement of Law applicable to the Investor, other than such violations or defaults which, individually and in the aggregate, do not and will not have a Material Adverse Effect on the Investor. The Investor is familiar with Regulation M promulgated under the Exchange Act, a copy of which is attached hereto as Exhibit A, and is in full compliance with the provisions thereof with respect to the transactions contemplated hereby.

         4.3 CONSENTS/APPROVALS. No consents, filings, authorizations or actions of any Governmental Authority are required for the Investor's execution, delivery and performance of this Agreement. No consent, approval, waiver or other actions by any Person under any Contract to which the Investor is a party or by which the Investor or any of its properties or assets are bound is required or necessary for the execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby.

         4.4 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity.

         4.5 INVESTMENT INTENT. The Investor is acquiring the Shares hereunder for its own account and with no present intention of distributing or selling such Shares and further agrees not to transfer such Shares in violation of the Securities Act or any applicable state securities law, and no one other than the Investor has any beneficial interest in the Shares. The Investor agrees that it will not sell or otherwise dispose of any of the Shares unless such sale or other disposition has been registered under the Securities Act or, in the opinion of counsel acceptable to the Issuer, is exempt from registration under the Securities Act and has been registered or qualified or, in the opinion of such counsel acceptable to the Issuer, is exempt from registration or qualification under applicable state securities laws. The Investor understands that the offer and sale by the Issuer of the Shares being acquired by the Investor hereunder has not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder, and that the reliance of the Issuer on such exemption from registration is predicated in part on these representations and warranties of the Investor. The Investor acknowledges that pursuant to Section 1.2 of this Agreement a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Shares.

         4.6 ACCREDITED INVESTOR. The Investor is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act (a copy of which is attached hereto as Exhibit B), and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder.

         4.7 ADEQUATE INFORMATION. The Investor has received from the Issuer, and has reviewed, such information which the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares, including without limitation, the documents listed on Exhibit C, which have been received by Investor as part of an informational packet of materials from the Issuer. The documents listed in Exhibit C are referred to herein as the "Disclosure Documents."

         4.8 OPPORTUNITY TO QUESTION. The Investor has had the opportunity to question, and has questioned, to the extent it has deemed necessary or appropriate, representatives of the Issuer so as to receive answers and verify information obtained in the Investor's examination of the Issuer, including the information that the Investor has received and reviewed as referenced in Section
4.7 hereof in relation to its investment in the Shares.

         4.9 NO OTHER REPRESENTATIONS. No oral or written representations have been made to the Investor in connection with the Investor's acquisition of the Shares which were in any way inconsistent with the information reviewed by the Investor. The Investor acknowledges that no representations or warranties of any type or description have been made to it by any Person with regard to the Issuer, any of its Subsidiaries, any of their respective businesses, properties or prospects or the investment contemplated herein, other than the representations and warranties set forth in Article 3 hereof.

         4.10 KNOWLEDGE AND EXPERIENCE. The Investor has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of speculative companies), so as to enable the Investor to utilize the information referred to in Section 4.7 hereof and any other information made available by the Issuer to the Investor in order to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

         4.11 INDEPENDENT DECISION. The Investor is not relying on the Issuer or on any legal or other opinion in the materials reviewed by the Investor with respect to the financial or tax considerations of the Investor relating to its investment in the Shares. The Investor has relied solely on the representations and warranties, covenants and agreements of the Issuer in this Agreement (including the Exhibits hereto) and on its examination and independent investigation in making its decision to acquire the Shares.

         4.12 COMMISSIONS. The Investor has not incurred any obligation for any finder's or broker's or agent's fees or commissions in connection with the transactions contemplated hereby.


                                    ARTICLE 5
                                    COVENANTS

         5.1 PUBLIC ANNOUNCEMENTS. The Investor agrees not to make any public announcement or issue any press release or otherwise publicly disseminate any information about the subject matter of this Agreement. The Issuer shall have the right to make such public announcements and shall control, in its sole and absolute discretion, the timing, form and content of all press releases or other public communications of any sort relating to the subject matter of this Agreement, and the method of their release, or publication thereof.

         5.2 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. Each of the Investor and the Issuer shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it with or to any Governmental Authority in connection with the consummation of the transactions contemplated hereby. The Issuer and the Investor each agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law or the rules of Nasdaq Stock Market in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. Except as may be specifically required hereunder, neither of the parties hereto or their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such party would result in or produce a Material Adverse Effect on such party.

         5.3 NOTIFICATION OF CERTAIN MATTERS. Each party hereto shall give prompt notice to the other party of the occurrence, or non-occurrence, of any event which would be likely to cause any representation and warranty herein to be untrue or inaccurate in any material respect, or any covenant, condition or agreement herein not to be complied with or satisfied in any material respect.

         5.4 CONFIDENTIAL INFORMATION; STANDSTILL. (a) The Investor agrees that no portion of the Confidential Information (as defined below) shall be disclosed to third parties, except as may be required by law, without the prior express written consent of the Issuer provided that the Investor may share such information with such of its officers and professional advisors as may need to know such information to assist the Investor in its evaluation thereof on the condition that such parties agree to be bound by the terms hereof. All Confidential Information received by the Investor shall be promptly returned or destroyed, as directed by the Issuer. "Confidential Information" means all oral or written data, reports, records or materials and any and all other confidential or disclosure information or materials obtained from the Issuer or its professional advisors, which are not yet publicly available. Confidential Information excludes information that is publicly available or already known to the Investor through a source not bound by any confidentiality obligation.

             (b) For a period of one year from the Closing Date, the Investor will not, without the prior written consent of the Issuer (i) propose to enter into any acquisition of all or substantially of the assets or stock of the Issuer or a merger or other business combination involving the Issuer; (ii) seek to control the management, Board of Directors or policies of the Issuer; or
(iii) form, join or in any way participate in a "group" (within the meaning of Section 13(d) (3) of the Securities Act of 1934) with respect to any securities of the Issuer in connection with any of the foregoing. Notwithstanding the foregoing, this section shall not restrict the Investor's acquisition of shares of the Issuer's Common Stock through open market purchases.

                                    ARTICLE 6
                               REGISTRATION RIGHTS

         The Investor shall have the following registration rights with respect to the Registrable Securities owned by it:

         6.1 TRANSFER OF REGISTRATION RIGHTS. The Investor may assign the registration rights with respect to the Shares to any party or parties to which it may from time to time transfer the Shares, provided that the transferee acquires at least 20,000 shares of Common Stock of the Issuer and agrees in writing with the Issuer to be bound by the applicable provisions of this Agreement regarding such registration rights and indemnification relating thereto. Upon assignment of any registration rights pursuant to this Section 6.1, the Investor shall deliver to the Issuer a notice of such assignment which includes the identity and address of any assignee and such other information reasonably requested by the Issuer in connection with effecting any such registration (collectively, the Investor and each such subsequent holder is referred to as a "Holder").

         6.2 REQUIRED REGISTRATION. As promptly as practicable after the Closing, but in no event later than forty-five (45) days after the date of the Closing, the Issuer agrees to file a Registration Statement on Form S-3 (the "Shelf Registration Statement") to register the resale of all of the Shares. The Issuer shall use reasonable efforts to cause the SEC to declare the Shelf Registration Statement effective as soon as practicable after filing and to thereafter maintain the effectiveness of the Shelf Registration Statement until such time as the Issuer reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Shares then owned by the Holders without the need for continued registration of the Shares in the three month period immediately following the termination of the effectiveness of the Shelf Registration Statement. The Issuer's obligations contained in this Section
6.2 shall terminate on the second anniversary of the date on which the Shares are issued hereunder.

         6.3 REGISTRATION PROCEDURES.

             (a) In case of the Shelf Registration Statement effected by the Issuer subject to this Article 6, the Issuer shall keep the Investor, on behalf of each Holder, advised in writing as to the initiation of such registration, and as to the completion thereof. In addition, subject to Section 6.2 above, the Issuer shall, to the extent applicable to the Shelf Registration Statement:

                 (i) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement as may be necessary to keep such registration effective and comply with provisions of the Securities Act with respect to the disposition of all securities covered thereby during the period referred to in Section 6.2;

                 (ii) update, correct, amend and supplement the Shelf Registration Statement as necessary;

                 (iii) notify Holder when the Shelf Registration Statement is declared effective by the SEC, and furnish such number of prospectuses and other documents incident thereto as Holder may reasonably request from time to time;

                 (iv) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States where an exemption is not available and as Holder may reasonably request to enable it to consummate the disposition in such jurisdiction of the Registrable Securities (provided that the Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision, or
(ii) consent to general service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction where it is not already subject to taxation);

                 (v) notify Holder at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and at the request of Holder, the Issuer will as promptly as it reasonably deems practicable prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (vi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Issuer are then listed and obtain all necessary approvals from the Nasdaq Stock Market for trading thereon;

                 (vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Shelf Registration Statement; and

                 (viii) upon the sale of any Registrable Securities pursuant to the Shelf Registration Statement, direct the transfer agent to remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities.

             (b) Notwithstanding anything stated or implied to the contrary in
Section 6.3(a) above, the Issuer shall not be required to consent to or otherwise to take any actions to facilitate any underwritten offering of the Registrable Securities or to consent to any specific underwriter participating in any underwritten public offering of the Registrable Securities.

             (c) Each Holder agrees that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 6.3(a)(v), such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.3(a)(v) and, if so directed by the Issuer, will deliver to the Issuer at the Issuer's expense all copies, other than permanent file copies, then in such Holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Without limiting the foregoing, each Holder shall suspend, upon request of the Issuer, any disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities during any three periods (each, a "Blackout Period"), provided that no Blackout Period shall exceed sixty (60) days and there may only be two Blackout Periods during any twelve month period, when the Issuer determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure would be premature or would have an adverse effect on the Issuer.

             (d) As a condition to the inclusion of its Registrable Securities in the Shelf Registration Statement, each Holder shall furnish to the Issuer such information regarding such Holder and the distribution of Registrable Securities proposed by such Holder as the Issuer may request in writing.

             (e) Each Holder hereby covenants with the Issuer (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied and
(ii) if such Registrable Securities are to be sold by any method or in any transaction other than on the Nasdaq National Market or in privately negotiated transactions, or in a combination of such methods, to notify the Issuer at least five (5) business days prior to the date on which the Holder first offers to sell any such Registrable Securities by such method or in any such transaction and, in any event, the Holder will not sell Registrable Securities by such method or in such transaction unless the Issuer is reasonably satisfied that there is an appropriate description of such method or transaction in the Shelf Registration Statement.

             (f) Except as required by law, all expenses incurred by the Issuer in complying with this Article 6, including but not limited to, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Issuer, blue sky fees and expenses (including fees and disbursements of counsel related to all blue sky matters) ("Registration Expenses") incurred in connection with any registration, qualification or compliance pursuant to this Article 6 shall be borne by the Issuer. All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registration of Registrable Securities and the legal fees and other expenses of a Holder shall be borne by such Holder.

         6.4 FURTHER INFORMATION. If Registrable Securities owned by a Holder are included in any registration, such Holder shall furnish the Issuer such information regarding itself as the Issuer may reasonably request and as shall be required in connection with any registration (or amendment thereto) referred to in this Agreement, and Holder shall indemnify the Issuer with respect thereto in accordance with Article 7 hereof. The Investor hereby represents and warrants to the Issuer that it has accurately and completely provided the requested information and answered the questions numbered (a) through (d) on the signature pages of this Agreement, and the Investor agrees and acknowledges that the Issuer may rely on such information as being true and correct for purposes of preparing and filing the Shelf Registration Statement at the time of filing thereof and at the time it is declared effective, unless the Investor has notified the Issuer in writing to the contrary prior to such time.

                                    ARTICLE 7
                                 INDEMNIFICATION

         7.1 INDEMNIFICATION GENERALLY. The Issuer, on the one hand, and the Investor, on the other hand (each an "Indemnifying Party"), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses) or deficiencies resulting from any breach of a representation and warranty, covenant or agreement by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing.

         7.2 INDEMNIFICATION RELATING TO REGISTRATION RIGHTS.

             (a) With respect to any registration, effected or to be effected pursuant to Article 6 of this Agreement, the Issuer shall indemnify each Holder of Registrable Securities whose securities are included or are to be included therein, each of such Holder's directors and officers, each underwriter (as defined in the Securities Act) of the securities sold by such Holder (if any), and each Person who controls (within the meaning of the Securities Act) any such Holder or underwriter (a "Controlling Person") from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses) or deficiencies of any such Holder or any such underwriter or Controlling Person concerning:

                 (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration;

                 (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

                 (iii) any violation by the Issuer of the Securities Act or any rule or regulation promulgated thereunder applicable to the Issuer, or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to the Issuer, in each case, relating to any action or inaction required of the Issuer in connection with any such registration, and subject to Section 7.3 below will reimburse each such Person entitled to indemnity under this Section 7.2(a) for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, that, the foregoing indemnity and reimbursement obligation shall not be applicable to the extent that any such matter arises out of or is based on (A) any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Holder or by or on behalf of such an underwriter specifically for use in such prospectus, offering circular or other document or (B) a Holder's or any of its representatives' failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto (the current version of which shall have been provided to holder by the Issuer as contemplated by Section 6.3 hereof) to any purchaser of shares in accordance with the requirements of applicable law.

             (b) With respect to any registration, qualification or compliance effected or to be effected pursuant to this Agreement, each Holder of Registrable Securities whose securities are included or are to be included therein, shall indemnify the Issuer, each of the Issuer's directors and officers and each Person who controls (within the meaning of the Securities Act) the Issuer or any of its directors or officers from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses but which amount shall not in any circumstance exceed the Purchase Price paid by the Investor) or deficiencies of the Issuer concerning:

                 (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance;

                 (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

                 (iii) any violation by such Holder of the Securities Act or any rule or regulation promulgated thereunder applicable to the Issuer or such Holder or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to the Issuer or such Holder, in each case, relating to any action or inaction required of such Holder in connection with any such registration, qualification or compliance, and subject to Section 7.3 below will reimburse each such person entitled to indemnity under this Section 7.2(b) for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, that, the foregoing indemnity and reimbursement obligation shall only be applicable to the extent that any such matter arises out of or is based on (A) any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of the Holder specifically for use in such prospectus, offering circular or other document or (B) a Holder's or any of its representatives' failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto to any purchaser of shares in accordance with the requirements of applicable law.

         7.3 INDEMNIFICATION PROCEDURES. Each Person entitled to indemnification under this Section (an "Indemnified Party") shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section (an "Indemnifying Party") of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, if and after such assumption the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or
(ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.


                                    ARTICLE 8
                              CONDITIONS TO CLOSING

         8.1 CONDITIONS TO THE OBLIGATIONS OF THE INVESTOR. The obligations of the Investor to proceed with the Closing is subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

             (a) Representations and Warranties. Each of the representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, and
(ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on the Issuer. Unless the Investor receives written notice to the contrary at the Closing, Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

             (b) Agreement and Covenants. The Issuer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Unless the Investor receives written notice to the contrary at the Closing, Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

             (c) No Order. No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

             (d) Opinion of Issuer's Counsel. The Holder shall have received an opinion of Issuer's counsel, dated the Closing Date in substantially the form attached hereto as Exhibit E.

         8.2 CONDITIONS TO THE OBLIGATIONS OF THE ISSUER. The obligations of the Issuer to proceed with the Closing is subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

             (a) Representations and Warranties. Each of the representations and warranties of the Investor contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except for changes specifically permitted by this Agreement. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

             (b) Agreement and Covenants. The Investor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

             (c) No Order. No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.


                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 DEFINED TERMS. As used herein the following terms shall have the following meanings:

             "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

             "Certificate of Incorporation" means the Issuer's Certificate of Incorporation, as the same may be supplemented, amended or restated from time to time.

             "Closing" has the meaning in Article 2 of this Agreement.

             "Common Stock" has the meaning specified in the Recitals to this Agreement.

             "Contract" means any indenture, lease, sublease, loan agreement, mortgage, note, restriction, commitment, obligation or other contract, agreement or instrument.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

             "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

             "Investor" has the meaning specified in the Recitals to this Agreement.

             "Issuer" means LendingTree, Inc., a Delaware corporation.

             "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform

Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

             "Material Adverse Change (or Effect)" means a material and adverse change in (or effect on) the financial condition, properties, assets, liabilities, rights, obligations, operations or business, of a Person and its Subsidiaries taken as a whole.

             "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

             "Purchase Price" has the meaning specified in Section 1.1 of this Agreement.

             "Register", "registered" and "registration" refer to a registration of the resale of Common Stock effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

             "Registrable Securities" means all Shares of Common Stock acquired by the Investor pursuant to this Agreement and any other shares of Common Stock or other securities issued in respect of such Shares by way of a stock dividend or stock split or in connection with a combination or subdivision of the Issuer's Common Stock or by way of a recapitalization, merger or consolidation or reorganization of the Issuer; provided, however, that, as to any particular securities, such securities will cease to be Registrable Securities when they have been sold pursuant to registration or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and the purchaser and seller receive an opinion of counsel for the Issuer, which shall be in form and substance reasonably satisfactory to the purchaser and seller and their respective counsel, to the effect that such stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

             "Requirements of Law" means as to any Person, the certificate of incorporation, by-laws or other organizational or governing documents of such person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

             "SEC" means the Securities and Exchange Commission.

             "SEC Reports" has the meaning specified in Section 3.7 of this Agreement.

             "Securities Act" means the Securities Act of 1933, as amended.

             "Shares" has the meaning specified in Section 1.1 of this Agreement.

             "Subsidiary" means as to any Person, a corporation or limited partnership of which more than 50% of the outstanding capital stock or partnership interests having full voting power is at the time directly or indirectly owned or controlled by such Person.

         9.2 OTHER DEFINITIONAL PROVISIONS.

             (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

             (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

             (c) All accounting terms shall have a meaning determined in accordance with GAAP.

             (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

             (e) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any Exhibits hereto) and not to any particular provision of this Agreement.

         9.3 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall subsequently designate in writing to the other party):

             (a) if to the Issuer to:

                 LendingTree, Inc.
                 11115 Rushmore Drive
                 Charlotte, N.C. 28277
                 Attention: Douglas Lebda or Bob Flemma
                 Telecopy:  (704) 331-7598
                 with a copy to:

                 Kennedy Covington Lobdell & Hickman LLP
                 100 N. Tryon Street, Suite 4200
                 Charlotte, N.C. 28202
                 Attention: Sean M. Jones
                 Telecopy: (704) 331-7598

             (b) if to the Investor to the address set forth next to its name on the signature page hereto.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered by hand, by certified or registered mail, by messenger or by courier, or if sent by facsimile, upon confirmation of receipt.

         9.4 ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between or among the parties with respect to such subject matter. The Exhibits constitute a part hereof as though set forth in full above.

         9.5 EXPENSES; TAXES. Except as otherwise provided in this Agreement, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of the Investor) arising out of the issuance of the Shares by the Issuer to the Investor shall be paid by the Issuer.

         9.6 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         9.7 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party.

         9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         9.9 HEADINGS. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

         9.10 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York applicable to contracts executed and to be wholly performed within such State.

         9.11 SEVERABILITY. The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement. However, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.



             [SIGNATURES AND OTHER INFORMATION ON NEXT THREE PAGES]

         IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed and delivered as of the date set forth below.

NAME OF INVESTOR:                            ADDRESS FOR NOTICES (Please Print):
Ashford Capital Mgmt. Inc.
w/discretion for Anvil Investment            P.O. Box 4172
   Assoc. L.P.                               -----------------------------------
                                             Wilmington, DE  19807
                                             -----------------------------------
SIGNATURE:
                                             -----------------------------------
                                             Attention:  Anthony Petrucci
                                             -----------------------------------
By:  /s/ Theodore H. Ashford                 Telecopy:  302-655-8690
   --------------------------                -----------------------------------
     Name:  Theodore H. Ashford for
     Title:  Anvil Management Co.,           Tax Identification #:  06-1520893
               LLC  General Partner                                -------------

Exact Name to appear on Stock Certificate:    Anvil Investment Associates, LP
                                            ------------------------------------

Number of Shares Subscribed For:              50,000
                                            ------------------------------------

Aggregate Purchase Price (see Section 1.1): $  594,000
                                            ------------------------------------

The Investor hereby provides the following additional information:

         (a) Excluding the shares of Common Stock subscribed for above, set forth below is the number of shares of Common Stock and options rights or warrants of LendingTree, Inc. ("Options" and together with the Common Stock, "Securities") which the Investor beneficially owns or of which the Investor is the record owner on the date hereof. Please refer to the definition of beneficial ownership on Exhibit D attached hereto. If none, please so state.

Number of Shares:                    (excluding the Shares subscribed for above)
                  ------------------

Number of Options:
                   -----------------

Please indicate by an asterisk (*) above if the Investor disclaims "beneficial ownership" of any of the above listed Securities, and indicate in response to question (b) below who has beneficial ownership.

         (b) If the Investor disclaims "beneficial ownership" in question (a), please furnish the following information with respect to the person(s) other than the Investor who is the beneficial owner(s) of the Securities in question. If not applicable, please check box: [X]

             Name of Beneficial Owner:
                                       -----------------------------------------
             Relationship to the Investor:
                                           -------------------------------------
             Number of Securities Beneficially Owned:
                                                      --------------------------

                            NAME OF INVESTOR:  Ashford Capital Mgmt. Inc.
                                               w/ discretion for
                                               Anvil Investment Associates LP

         (c) Are any of the Securities listed in response to question (a) the subject of a voting agreement, contract or other arrangement whereby others have voting control over, or any other interest in, any of the Investor's Securities?

                                               [ ] Yes          [ ] No

If the answer is "Yes", please give details:   N/A
                                             -----------------------------------

         (d) Please describe each position, office or other material relationship which the Investor has had with the Issuer or any of its affiliates, including any Subsidiary of the Issuer, within the past three years. Please include a description of any loans or other indebtedness, and any contracts or other arrangements or transactions involving a material amount, payable by the Investor to the Issuer or any of its affiliates, including its Subsidiaries, or by the Issuer or any of its affiliates, including its Subsidiaries, to the Investor. "Affiliates" of the Issuer include its directors and executive officers, and any other person controlling or controlled by the Issuer. IF NONE, PLEASE SO STATE.

Answer:  None


         (e) Please provide the name and address of other person(s), if any, to whom any proxy statements, registration statements (including notice of effectiveness thereof), prospectuses or similar documents and information should be delivered by the Issuer on behalf of the Investor in the future, with respect to the Investor's shares:

         -----------------------------    ----------------------------------
         -----------------------------    ----------------------------------
         -----------------------------    ----------------------------------
         -----------------------------    ----------------------------------


         (f) Please advise of special stock certificate delivery requirements for closing, if any:



         (g) Please advise if a NASD member has placed with you the Shares being purchased hereunder: (Name of Member:) N/A
                                       -----------------------------------------

         (h) The Investor agrees to notify the Issuer promptly of any changes in any of the foregoing information.

================================================================================

ACCEPTED:            LENDINGTREE, INC.


                     By: /s/ Keith B. Hall               Dated:  April 12, 2002
                         -------------------------------
                         Name:  Keith B. Hall
                         Title: Sr VP and CFO

                                    EXHIBIT A


                       [Copy of Regulation M is attached]

                                    EXHIBIT B


              [Copy of Rule 501(a) under Regulation D is attached]

                                    EXHIBIT C


                              DISCLOSURE DOCUMENTS


THE INVESTOR IS URGED TO REVIEW THE FOLLOWING DOCUMENTS WHICH ARE DELIVERED HEREWITH AND INCORPORATED BY REFERENCE HEREIN AS IF RESTATED HEREIN:

         1. The Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 2001

         2. The Issuer's definitive proxy statement dated March 15, 2002 relating to its 2002 Annual Meeting of Stockholders

         3.       The Issuer's Current Report on Form 8-K dated March 28, 2002

         4. Cover Letter From Allen & Company Incorporated, as Placement Agent to Prospective Investors dated April __, 2002

                                    EXHIBIT D


Explanation of "BENEFICIAL OWNERSHIP"

         Securities that are subject to a power to vote or dispose are deemed beneficially owned by the person who holds such power, directly or indirectly. This means that the same securities may be deemed beneficially owned by more than one person, if such power is shared. In addition, the beneficial ownership rules provide that shares which may be acquired upon exercise of an option or warrant, or which may be acquired upon the termination of a trust, discretionary account or similar arrangement, which can be effected within a period of 60 days from the date of determination, are deemed to be "beneficially" owned. Furthermore, shares that are subject to rights or powers even though such rights or powers to acquire are not exercisable within the 60-day period may also be deemed to be beneficially owned if the rights or powers were acquired "with the purpose or effect of changing or influencing the control of the issuer or in connection with or as a participant in any transaction having such purpose or effect."

         In determining whether securities are "beneficially owned," benefits which are substantially equivalent to those of ownership by virtue of any contract, understanding, relationship, agreement or other arrangement should cause the securities to be listed as "beneficially owned."

         Thus, for example, securities held for a person's benefit in the name of others or in the name of any estate or trust in which such person may be interested should also be listed. Securities held by a person's spouse, children or other members of such person's family who are such person's dependents or who live in such person's household should be listed as "beneficially owned" unless such person does not enjoy benefits equivalent to those of ownership with respect to such securities.

         If a person has a proprietary or beneficial interest in a controlled corporation, partnership, personal holding company, trust or estate which owns of record or beneficially any securities, such person should state the amount of such securities owned by such controlled corporation, partnership, personal holding company, trust or estate in lieu of allocating such person's proprietary interest, and by note or otherwise, please indicate that. In any case, the name of the controlled corporation, partnership, personal holding company, or estate must be stated.

         In all cases the nature of the beneficial ownership should be stated.

                                    EXHIBIT E

                       [Form of Issuer's Counsel Opinion]



                                 April 15, 2002



Allen & Company Incorporated and
Purchasers of LendingTree, Inc.
Common Stock listed on
Exhibit A attached hereto

         RE:      LendingTree, Inc.

Ladies and Gentlemen:

         We have acted as special counsel to LendingTree, Inc., a Delaware corporation ("LendingTree"), in connection with the transactions contemplated by the Subscription Agreements dated April 12, 2002 (the "Subscription Agreements") between LendingTree and the purchasers party thereto. This opinion letter is delivered pursuant to Section 8.1(d) of the Subscription Agreements. All capitalized terms used herein and not otherwise defined herein shall have same meanings herein as are ascribed to them in the Subscription Agreements.

         As such counsel, we have examined originals or copies of the Subscription Agreements. We have also examined such certificates of incorporation, bylaws, minute books and other documents, records and certificates as we have deemed relevant or necessary as the basis for our opinions hereinafter set forth. As such counsel, we have participated in the preparation of the Subscription Agreements and have consulted with officers of LendingTree regarding the terms and provisions thereof.

         In giving the opinions expressed herein and making our investigations in connection herewith, we have made the following assumptions: (a) the due authorization, execution and delivery by the parties thereto other than LendingTree of the documents examined by us, (b) the genuineness of all signatures of individuals, (c) the personal legal capacity of all individual signatories, (d) the authenticity of all documents presented to us as originals and (e) the conformity to the originals of all documents presented to us as copies. We have also assumed that the terms of the Subscription Agreements have not been modified, supplemented or qualified by any other agreements or understandings (written or oral) of the parties thereto that are not identified above, or by any course of dealing or trade custom or usage, in any manner affecting the opinions expressed herein.

         The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina, the Delaware General Corporation Law and the Federal laws of the United States generally applicable to transactions of the type contemplated by the Subscription Agreements, and no opinion is

Allen & Company Incorporated and
Purchasers of LendingTree, Inc.
Common Stock listed on
Exhibit A attached hereto
April 15, 2002
Page 2


expressed herein as to any other laws. We note that the Subscription Agreements provide that they are to be governed by laws of the State of New York. Our opinion in paragraph 2 as to the legality, validity, binding effect and enforceability of the Subscription Agreements is intended to address their legality, validity, binding effect and enforceability under North Carolina law were they, notwithstanding such choice of law provision, governed by the laws of the State of the North Carolina and no opinions are expressed herein as to any matters of New York law. Furthermore, we express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in North Carolina exercising customary professional diligence would reasonably recognize as being directly applicable to LendingTree, the transactions contemplated by the Subscription Agreements, or both. We also express no opinion herein concerning any real estate, mortgage, lending or other regulatory statutes, rules and regulations specifically enacted to regulate the particular business of LendingTree.

         We express no opinion herein concerning the possible application to the Subscription Agreements, the transactions contemplated thereby, or the obligations of the parties thereunder of Section 548 of the Bankruptcy Code, 11 U.S.C. ss.548, Sections 39-23.1 through 39-23.12 of the North Carolina General Statutes or other similar laws relating to "fraudulent transfers" or "fraudulent conveyances."

         Opinions or statements herein given "to the best of our knowledge" and the factual matters on which we have relied in giving other opinions herein are based upon (a) information coming to our attention in the course of our representation of LendingTree in connection with the transactions contemplated by the Subscription Agreements, or otherwise actually known to the lawyers in our Firm who have given substantive attention to such transactions, (b) the representations and warranties of LendingTree contained in the Subscription Agreements, and (c) inquiries of representatives of LendingTree whom we believe to be reasonably well-informed as to the factual matters in question, but without any other investigations made for purposes of giving such opinions or statements unless otherwise stated herein.

         Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, it is our opinion that:

                  1. LendingTree has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

                  2. Each of the Subscription Agreements has been duly authorized, executed and delivered by LendingTree and constitutes a valid and legally binding obligation of LendingTree enforceable in accordance with its terms.

Allen & Company Incorporated and
Purchasers of LendingTree, Inc.
Common Stock listed on
Exhibit A attached hereto
April 15, 2002
Page 3


                  3. The Shares have been duly authorized and, when issued and delivered by LendingTree against payment as provided under the Subscription Agreements, will be validly issued, fully paid and nonassessable.

                  4. Except as set forth on Schedule 3.4 to the Subscription Agreement, the issuance and sale of the Shares, the execution, delivery and performance by LendingTree of the Subscription Agreements, and the consummation by LendingTree of the transactions contemplated thereby, do not and will not (i) violate the Certificate of Incorporation or Bylaws of LendingTree, (ii) violate any Federal law of the United States, the laws of the State of North Carolina or the Delaware General Corporation Law, or (iii) violate or result in a breach of, or default under, any contract or agreement filed or listed as an exhibit to LendingTree's Annual Report on Form 10-K for its fiscal year ended December 31, 2001.

                  5. All prior regulatory consents, authorizations, approvals or filings required to be obtained or made by LendingTree under the Federal laws of the United States, the laws of the State of North Carolina or the Delaware General Corporation Law as a condition to the issuance, sale and delivery of the Shares pursuant to the Subscription Agreement have been obtained or made.

                  6. The registration of the Shares under the Securities Act of 1933 (the "Securities Act") is not required in connection with the sale of the Shares by LendingTree pursuant to the Subscription Agreements.

         The foregoing opinions are subject to the following assumptions, qualifications, exceptions and limitations in addition to the other assumptions, qualifications, exceptions and limitations set forth in this letter:

                  (a) Enforceability of the Subscription Agreements may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or Federal laws from time to time in effect which affect the enforcement of creditors' rights generally.

                  (b) Enforceability of the Subscription Agreements is subject to general equitable principles and to general standards of commercial reasonableness.

                  (c) We express no opinion on the enforceability of any provisions contained in the Subscription Agreements that (i) purport to excuse a party for liability for its own acts or omissions, (ii) purport to authorize a party to act in its sole discretion, (iii) relate to the effect of laws or regulations that may be enacted in the future, (iv) require waivers to be made only in writing or (v) purport to waive a trial by jury.

Allen & Company Incorporated and
Purchasers of LendingTree, Inc.
Common Stock listed on
Exhibit A attached hereto
April 15, 2002
Page 4


                  (d) Provisions of the Subscription Agreements purporting to require a party thereto to pay or reimburse attorneys' fees incurred by another party, or to indemnify another party therefor, may be limited by applicable statutes and decisions relating to the collection and award of attorneys' fees.

                  (e) No opinion is expressed as to the validity or enforceability of provisions of the Subscription Agreements relating to indemnity and contribution for liabilities under Federal or state securities laws.

                  (f) For purposes of paragraph 4, (i) we express no opinion with respect to Federal or state securities laws, other antifraud laws or fraudulent transfer laws and (ii) insofar as performance by LendingTree of its obligations under the Subscription Agreements is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium or similar state or Federal laws from time to time in effect which affect the enforcement of creditors' rights generally.

                  (g) In connection with our opinion set forth in paragraph 6 above, with your approval, we have assumed the correctness of the representations and warranties of, and the compliance with the agreements and undertakings by, LendingTree and the Purchasers in the Subscription Agreements. Insofar as such opinion relates to the sale of the Shares to the Purchasers, we have, with your approval, assumed that all offers and resales of the Shares will be made in accordance with the Subscription Agreement. We express no opinion, however, as to when and in what circumstances the Shares may be resold.

         The opinions contained herein are being rendered to you in connection with the closing of the transactions contemplated by the Subscription Agreements and may not be disclosed to or relied upon by any other person without our prior written consent. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

                                          Very truly yours,

                                    Exhibit A

                        Names and Addresses of Purchasers

Ashford Capital Management Inc.,
P.O. Box 4172
Wilmington, Delaware  19807

SMALLCAP World Fund Inc.
333 South Hope Street - 55th Floor
Los Angeles, California  90071

Pequot Navigator Offshore Fund, Inc.
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, Connecticut  06880

Pequot Scout Fund, L.P.
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, Connecticut  06880

                                  SCHEDULE 3.4

                                    Conflicts

1. The holders of the Company's Series A Preferred Stock have the preemptive right to participate in certain offerings by the Company of its securities. The Company has obtained waivers of such preemptive rights from all holders of Series A Preferred Stock other than William Shiebler, TASK Foundation, Inc., Victor F. Keen, Terrence D. Daniels and Keith Hall.

2. The Company has issued the Federal Home Loan Mortgage Association ("Freddie Mac") a warrant to purchase 12,500 shares of Common Stock. The terms of such warrant require the Company to give Freddie Mac ten days prior notice of any issuance of Common Stock below fair market value. The Company has not delivered this notice, although it intends to deliver such notice as soon as practicable after the date hereof.

                                  SCHEDULE 3.9

                                 Capitalization

OUTSTANDING STOCK OPTIONS

         o As of April 11, 2002 there were options outstanding to acquire 6,411,223 shares of LendingTree, Inc. common stock.

OUTSTANDING COMMON STOCK WARRANTS

         o As of April 11, 2002 there were warrants to acquire 399,710 shares of LendingTree, Inc. common stock outstanding.

COMMON STOCK ISSUABLE UPON CONVERSION OF SERIES A PREFERRED STOCK

         o As of April 11, 2002 the 6,842,858 outstanding shares of Series A Preferred Stock were convertible into 7,489,443 shares of LendingTree, Inc. common stock. Pursuant to the Certificate of Designations, Preferences and Rights of Series A 8% Convertible Preferred Stock of LendingTree, Inc., the holders of the Series A Preferred Stock have certain preemptive rights. See Schedule 3.4. The holders of Series A Preferred Stock also have certain redemption rights pursuant to the Certificate of Designations.

COMMON STOCK RESERVED FOR ISSUANCE

         o LendingTree, Inc. has an Employee Stock Purchase Plan, under which a total of 550,000 shares of LendingTree, Inc. common stock have been reserved for issuance. As of April 11, 2002, a total of 286,975 shares have been issued under this plan.

         o LendingTree, Inc. maintains the 1997 Stock Option Plan, the 1998 Stock Option Plan, the 1999 Stock Option Plan and the 2001 Stock Incentive Plan under which there are, as of April 11, 2002, a combined 1,322,846 shares of Common Stock available for the grant of options in the future.

TREASURY STOCK

         o As of April 11, 2002 there were 664,321 shares of issued, but not outstanding shares of LendingTree common stock accounted for as Treasury Stock of LendingTree, Inc.

POTENTIALLY ISSUABLE SECURITIES

LendingTree, Inc. and the Federal Home Loan Mortgage Corporation are parties to a credit facility agreement requires that a portion of the quarterly interest payments be in the form of warrants to purchase our common stock at an exercise price of $.01 per share. The amount of warrants to be issued will be calculated by dividing the amount of interest to be paid in the form of warrants by $3.99. The amount of interest expense that we will record will be based upon the estimated fair value of the warrants on the date that they are issued. As of April 11, 2002, no amounts had been borrowed under this facility and no warrant-based interest charges had been incurred. The Federal Home Loan Mortgage Corporation would also be entitled to additional warrants if LendingTree, Inc. issues any shares of common stock or convertible securities at a price less than the fair market value per share of common stock.


         Under our 2001 Stock Incentive Plan, each non-employee director who is a beneficial owner of (or represents an organization that is a beneficial owner of) less than 5% of our combined voting power, upon his or her initial election to the board, is granted a non-qualified stock option to purchase a number of shares of common stock calculated by dividing $66,000 by one-third of the average closing price of the common stock for five trading days immediately preceding the grant date. Additionally, immediately following each annual meeting of the company's stockholders, each such non-employee director then serving is granted a non-qualified stock option to purchase a number of shares of our common stock, calculated by dividing $22,000 by one-third of the average closing price of our common stock for five trading days immediately preceding the grant date. In lieu of the annual option grants, directors may elect to receive an equivalent number of shares of restricted stock. The 2002 Annual Meeting is scheduled for April 24, 2002, at which time, 6 directors will be eligible for the compensation noted above.

                                  SCHEDULE 3.11

                                   Litigation

         1. Block Financial Corporation v. LendingTree, Inc., Case Number 01-1007-CV-W-3 [United States District Court for the Western District of Missouri, filed September 10, 2001]. See Item 3 on Page 13 of LendingTree's most recent 10-K entitled "Legal Proceedings" for a summary of this litigation.

         2. New York State Banking Department ("NYSBD") Regulatory Examination. Please see Item 3 on Page 13 of LendingTree's most recent 10-K entitled "Legal Proceedings" for a summary of the is regulatory matter.

                                  SCHEDULE 3.12

                               Registration Rights

         1. Registration Rights Agreement dated March 7, 2001 by and among LendingTree, Inc. and the signing stockholders listed therein. (Requires registration of shares of common stock issuable upon conversion of the series A preferred shares, which registration was effected in June 2001.)

         2. Registration Rights Agreement dated September 20, 1999 by and among LendingTree, Inc. and the signing stockholders listed therein. (Includes piggyback registration rights, which registration was effected in June 2001.)

         3. Registration Rights Agreement dated March 6, 2001 by and between LendingTree, Inc. and Paul Revere Capital Partners, Ltd. (Requires registration of shares of common stock issuable under the Paul Revere equity line, which registration was effected in June 2001.)

         4. The Warrant dated September 20, 1999 to Prudential Securities Incorporated ("Prudential") contain certain piggyback registration rights. Prudential currently has piggyback registration rights with respect to 30,605 shares of common stock.

                                                                    Exhibit 10.3


                             SUBSCRIPTION AGREEMENT


         This Subscription Agreement (this "Agreement") is entered into as of the date set forth on the signature page hereof by and between LendingTree, Inc., a Delaware corporation (together with its successors and permitted assigns, the "Issuer"), and the undersigned investor (together with its successors and permitted assigns, the "Investor"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 9.1.


                                    RECITALS

         Subject to the terms and conditions of this Agreement, the Investor desires to subscribe for and purchase, and the Issuer desires to issue and sell to the Investor, certain shares of the Issuer's common stock, par value $.01 per share (the "Common Stock"). The Issuer is offering an aggregate of approximately Five Hundred Thousand (500,000) shares of Common Stock in a private placement to the Investor and other investors at a purchase price of $11.88 per share and on the other terms and conditions contained in this Agreement (the "Offering"), provided that the Issuer reserves the right to sell a lesser or greater number of shares.


                               TERMS OF AGREEMENT

         In consideration of the mutual representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE 1
                    SUBSCRIPTION AND ISSUANCE OF COMMON STOCK

         1.1 SUBSCRIPTION AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to the Investor and the Investor subscribes for and will purchase from the Issuer the number of shares of Common Stock set forth on the signature page hereof (the "Shares") for the aggregate purchase price set forth on the signature page hereof, which shall be equal to the product of the number of Shares subscribed for by the Investor times the per share purchase price specified in the above Recitals to this Agreement (the "Purchase Price").

         1.2 LEGEND. Any certificate or certificates representing the Shares shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW.


                                    ARTICLE 2
                                     CLOSING

         2.1 CLOSING. The closing of the transactions contemplated herein (the "Closing") shall take place on a date designated by the Issuer, which date shall be on or before April 15, 2002. The Closing shall take place at the offices of Heller Ehrman White & McAuliffe, counsel for the Issuer, 711 Fifth Avenue, New York, New York 10022. At the Closing, unless the Investor and the Issuer otherwise agree (i) the Investor shall pay the Purchase Price to the Issuer, by wire transfer of immediately available funds to an account designated in writing by the Issuer; (ii) the Issuer shall issue to the Investor the Shares, and deliver to the Investor certificates for the Shares duly registered in the name of the Investor; and (iii) all other agreements and other documents referred to in this Agreement which are required for the Closing shall be executed and delivered (if that is not done prior to the Closing).

         2.2 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

             (a) by mutual written consent of the Issuer and the Investor;

             (b) by the Investor, upon a breach of any material representation and warranty, covenant or agreement on the part of the Issuer set forth in this Agreement, or if any material representation and warranty of the Issuer shall have become untrue in any material respect, in either case such that the conditions in Section 8.1 would be incapable of being satisfied by the date of the Closing; or

             (c) by the Issuer, upon a breach of any material representation and warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or if any material representation and warranty of the Investor shall have become untrue in any material respect, in either case such that the conditions in Section 8.2 would be incapable of being satisfied by the date of the Closing.

         2.3 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 2.2, this Agreement shall forthwith become void, there shall be no liability on the part of the

Issuer or the Investor to each other and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations and warranties, covenants or agreements set forth in this Agreement.


                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

         As a material inducement to the Investor entering into this Agreement and subscribing for the Shares, the Issuer represents and warrants to the Investor as follows:

         3.1 CORPORATE STATUS. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.2 CORPORATE POWER AND AUTHORITY. The Issuer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. At the time of the closing, the Issuer will have taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity and except as rights to indemnity or contribution hereunder may be limited by Federal or state securities laws.

         3.4 NO VIOLATION. The execution and delivery by the Issuer of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Issuer with the terms and provisions hereof (including, without limitation, the Issuer's issuance to the Investor of the Shares as contemplated by and in accordance with this Agreement), will not, except as set forth on Schedule 3.4, result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate the Certificate of Incorporation or By-Laws of the Issuer or any material Contract to which the Issuer is a party (except to the extent such a default would not, in the case of a Contract, have a Material Adverse Effect on the Issuer), or any Requirement of Law applicable to the Issuer, or result in the creation or imposition of any material Lien upon any of the capital stock, properties or assets of the Issuer or any of its Subsidiaries (except where such Lien would not have a Material Adverse Effect on the Issuer).

         3.5 CONSENTS/APPROVALS. Except for the filing of a registration statement in accordance with Article 6 hereof and the filing of a Form D with the SEC and as applicable, state agencies or authorities, no material consents, filings, authorizations or other actions of any Governmental Authority are required to be obtained or made by the Issuer for the Issuer's execution, delivery and performance of this Agreement which have not already been obtained or made. No consent, approval, waiver or other action by any Person under any Contract to which the Issuer is a party or by which the Issuer or any of its properties or assets are bound is required or necessary for the execution, delivery or performance by the Issuer of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents would not have a Material Adverse Effect on the Issuer.

         3.6 VALID ISSUANCE. Upon payment of the Purchase Price by the Investor and delivery to the Investor of the certificates for the Shares, such Shares will be validly issued, fully paid and non-assessable.

         3.7 SEC FILINGS, OTHER FILINGS AND NASDAQ COMPLIANCE. The Issuer has timely made all filings required to be made by it under the Exchange Act. The Issuer has delivered or made accessible to the Investor true, accurate and complete copies of (i) Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 2001; (ii) the Issuer's definitive proxy statement dated March 15, 2002 relating to its 2002 Annual Meeting of Stockholders; and (iii) the Issuer's Current Report on Form 8-K dated March 28, 2002 (the "SEC Reports"). The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Exchange Act. None of the SEC Reports, at the time of filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made. The Issuer has filed in a timely manner all documents that the Issuer was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. The Issuer is currently eligible to register the resale of the Shares in a secondary offering on a registration statement on Form S-3 under the Securities Act. The Issuer has taken all necessary actions required to be taken to date to ensure its continued inclusion in, and the continued eligibility of the Common Stock for trading on, The Nasdaq Stock Market under all currently effective inclusion requirements. Each balance sheet included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of the Issuer as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and Schedules) fairly presents in all material respects the consolidated results of operations of the Issuer for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved.

         3.8 COMMISSIONS. The Issuer has not incurred any other obligation for any finder's or broker's or agent's fees or commissions in connection with the transactions contemplated hereby, except that the Issuer will pay a 4% commission in cash to Allen & Company Incorporated ("Allen"), the placement agent for the Offering.

         3.9 CAPITALIZATION. The authorized capital stock of the Issuer consists of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. All issued and outstanding shares of capital stock of the Issuer have been, and as of the Closing Date will be, duly authorized and validly issued and are and will be fully paid and non-assessable. As of the date of this Agreement, the Issuer has issued and outstanding 19,686,744 shares of Common Stock and 6,842,858 shares of Preferred Stock. Except as described in this Section 3.9 and on Schedule 3.9, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal and similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Issuer of any shares of capital stock and the Issuer is not a party to or subject to any agreement or understanding, and there is no agreement or understanding between any person and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Issuer. Except as set forth on Schedule 3.9, the Issuer has no obligation, contingent or otherwise, to redeem or repurchase any equity security or any security that is a combination of debt and equity.

         3.10 MATERIAL CHANGES. Except as set forth in the SEC Reports or as otherwise contemplated herein, since December 31, 2001, there has been no Material Adverse Change in the Issuer and its subsidiaries taken as a whole. Except as set forth in the SEC Reports, since December 31, 2001, there has not been (i) any direct or indirect redemption, purchase or other acquisition by the Issuer of any shares of the Common Stock or (ii) declaration, setting aside or payment of any dividend or other distribution by the Issuer with respect to the Common Stock (other than the accrual of dividends on the Series A Preferred Stock of the Issuer which is convertible into Common Stock of the Issuer).

         3.11 LITIGATION. Except as disclosed on Schedule 3.11 or as set forth in the SEC Reports, there is no action, suit, proceeding or investigation pending or, to the Issuer's knowledge, currently threatened against the Issuer or any of its subsidiaries that questions the validity of this Agreement or the right of the Issuer to enter into it, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect on the Issuer or any change in the current equity ownership of the Issuer. The foregoing includes, without limitation, actions pending or, to the Issuer's knowledge, threatened involving the prior employment of any of the Issuer's employees or their use in connection with the Issuer's business of any information or techniques allegedly proprietary to any of their former employers. Neither the Issuer nor any of its subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality not of general applicability. Except as set forth in the SEC Reports, there is no action, suit, proceeding or investigation by the Issuer or any of its subsidiaries currently pending or which the Issuer or any of its subsidiaries currently intends to initiate.

         3.12 RIGHTS OF REGISTRATION AND VOTING RIGHTS. Except as contemplated in this Agreement and as disclosed on Schedule 3.12, the Issuer has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity, and no stockholder of the Issuer has entered into any agreements with respect to the voting of capital shares of the Issuer.

         3.13 OFFERINGS. Subject in part to the truth and accuracy of Investor's representations and warranties set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Issuer nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         3.14 DISCLOSURE. The Issuer is aware of no facts which lead it to believe that the Disclosure Documents, as of their respective dates, contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                    ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         As a material inducement to the Issuer entering into this Agreement and issuing the Shares, the Investor represents and warrants to the Issuer as follows:

         4.1 POWER AND AUTHORITY. The Investor, if other than a natural person, is an entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation. The Investor has the corporate, partnership or other power and authority under applicable law to execute and deliver this Agreement and consummate the transactions contemplated hereby, and has all necessary authority to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby. The Investor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         4.2 NO VIOLATION. The execution and delivery by the Investor of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Investor with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate any charter or similar documents of the Investor, if other than a natural person, or any Contract to which the Investor is a party or by which it or its properties or assets are bound, or violate any Requirement of Law applicable to the Investor, other than such violations or defaults which, individually and in the aggregate, do not and will not have a Material Adverse Effect on the Investor. The Investor is familiar with Regulation M promulgated under the Exchange Act, a copy of which is attached hereto as Exhibit A, and is in full compliance with the provisions thereof with respect to the transactions contemplated hereby.

         4.3 CONSENTS/APPROVALS. No consents, filings, authorizations or actions of any Governmental Authority are required for the Investor's execution, delivery and performance of this Agreement. No consent, approval, waiver or other actions by any Person under any Contract to which the Investor is a party or by which the Investor or any of its properties or assets are bound is required or necessary for the execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby.

         4.4 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity.

         4.5 INVESTMENT INTENT. The Investor is acquiring the Shares hereunder for its own account and with no present intention of distributing or selling such Shares and further agrees not to transfer such Shares in violation of the Securities Act or any applicable state securities law, and no one other than the Investor has any beneficial interest in the Shares. The Investor agrees that it will not sell or otherwise dispose of any of the Shares unless such sale or other disposition has been registered under the Securities Act or, in the opinion of counsel acceptable to the Issuer, is exempt from registration under the Securities Act and has been registered or qualified or, in the opinion of such counsel acceptable to the Issuer, is exempt from registration or qualification under applicable state securities laws. The Investor understands that the offer and sale by the Issuer of the Shares being acquired by the Investor hereunder has not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder, and that the reliance of the Issuer on such exemption from registration is predicated in part on these representations and warranties of the Investor. The Investor acknowledges that pursuant to Section 1.2 of this Agreement a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Shares.

         4.6 ACCREDITED INVESTOR. The Investor is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act (a copy of which is attached hereto as Exhibit B), and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder.

         4.7 ADEQUATE INFORMATION. The Investor has received from the Issuer, and has reviewed, such information which the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares, including without limitation, the documents listed on Exhibit C, which have been received by Investor as part of an informational packet of materials from the Issuer. The documents listed in Exhibit C are referred to herein as the "Disclosure Documents."

         4.8 OPPORTUNITY TO QUESTION. The Investor has had the opportunity to question, and has questioned, to the extent it has deemed necessary or appropriate, representatives of the Issuer so as to receive answers and verify information obtained in the Investor's examination of the Issuer, including the information that the Investor has received and reviewed as referenced in Section
4.7 hereof in relation to its investment in the Shares.

         4.9 NO OTHER REPRESENTATIONS. No oral or written representations have been made to the Investor in connection with the Investor's acquisition of the Shares which were in any way inconsistent with the information reviewed by the Investor. The Investor acknowledges that no representations or warranties of any type or description have been made to it by any Person with regard to the Issuer, any of its Subsidiaries, any of their respective businesses, properties or prospects or the investment contemplated herein, other than the representations and warranties set forth in Article 3 hereof.

         4.10 KNOWLEDGE AND EXPERIENCE. The Investor has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of speculative companies), so as to enable the Investor to utilize the information referred to in Section 4.7 hereof and any other information made available by the Issuer to the Investor in order to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

         4.11 INDEPENDENT DECISION. The Investor is not relying on the Issuer or on any legal or other opinion in the materials reviewed by the Investor with respect to the financial or tax considerations of the Investor relating to its investment in the Shares. The Investor has relied solely on the representations and warranties, covenants and agreements of the Issuer in this Agreement (including the Exhibits hereto) and on its examination and independent investigation in making its decision to acquire the Shares.

         4.12 COMMISSIONS. The Investor has not incurred any obligation for any finder's or broker's or agent's fees or commissions in connection with the transactions contemplated hereby.


                                    ARTICLE 5
                                    COVENANTS

         5.1 PUBLIC ANNOUNCEMENTS. The Investor agrees not to make any public announcement or issue any press release or otherwise publicly disseminate any information about the subject matter of this Agreement. The Issuer shall have the right to make such public announcements and shall control, in its sole and absolute discretion, the timing, form and content of all press releases or other public communications of any sort relating to the subject matter of this Agreement, and the method of their release, or publication thereof.

         5.2 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. Each of the Investor and the Issuer shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it with or to any Governmental Authority in connection with the consummation of the transactions contemplated hereby. The Issuer and the Investor each agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law or the rules of Nasdaq Stock Market in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. Except as may be specifically required hereunder, neither of the parties hereto or their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such party would result in or produce a Material Adverse Effect on such party.

         5.3 NOTIFICATION OF CERTAIN MATTERS. Each party hereto shall give prompt notice to the other party of the occurrence, or non-occurrence, of any event which would be likely to cause any representation and warranty herein to be untrue or inaccurate in any material respect, or any covenant, condition or agreement herein not to be complied with or satisfied in any material respect.

         5.4 CONFIDENTIAL INFORMATION; STANDSTILL. (a) The Investor agrees that no portion of the Confidential Information (as defined below) shall be disclosed to third parties, except as may be required by law, without the prior express written consent of the Issuer provided that the Investor may share such information with such of its officers and professional advisors as may need to know such information to assist the Investor in its evaluation thereof on the condition that such parties agree to be bound by the terms hereof. All Confidential Information received by the Investor shall be promptly returned or destroyed, as directed by the Issuer. "Confidential Information" means all oral or written data, reports, records or materials and any and all other confidential or disclosure information or materials obtained from the Issuer or its professional advisors, which are not yet publicly available. Confidential Information excludes information that is publicly available or already known to the Investor through a source not bound by any confidentiality obligation.

             (b) For a period of one year from the Closing Date, the Investor will not, without the prior written consent of the Issuer (i) propose to enter into any acquisition of all or substantially of the assets or stock of the Issuer or a merger or other business combination involving the Issuer; (ii) seek to control the management, Board of Directors or policies of the Issuer; or
(iii) form, join or in any way participate in a "group" (within the meaning of Section 13(d) (3) of the Securities Act of 1934) with respect to any securities of the Issuer in connection with any of the foregoing. Notwithstanding the foregoing, this section shall not restrict the Investor's acquisition of shares of the Issuer's Common Stock through open market purchases.

                                    ARTICLE 6
                               REGISTRATION RIGHTS

         The Investor shall have the following registration rights with respect to the Registrable Securities owned by it:

         6.1 TRANSFER OF REGISTRATION RIGHTS. The Investor may assign the registration rights with respect to the Shares to any party or parties to which it may from time to time transfer the Shares, provided that the transferee acquires at least 20,000 shares of Common Stock of the Issuer and agrees in writing with the Issuer to be bound by the applicable provisions of this Agreement regarding such registration rights and indemnification relating thereto. Upon assignment of any registration rights pursuant to this Section 6.1, the Investor shall deliver to the Issuer a notice of such assignment which includes the identity and address of any assignee and such other information reasonably requested by the Issuer in connection with effecting any such registration (collectively, the Investor and each such subsequent holder is referred to as a "Holder").

         6.2 REQUIRED REGISTRATION. As promptly as practicable after the Closing, but in no event later than forty-five (45) days after the date of the Closing, the Issuer agrees to file a Registration Statement on Form S-3 (the "Shelf Registration Statement") to register the resale of all of the Shares. The Issuer shall use reasonable efforts to cause the SEC to declare the Shelf Registration Statement effective as soon as practicable after filing and to thereafter maintain the effectiveness of the Shelf Registration Statement until such time as the Issuer reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Shares then owned by the Holders without the need for continued registration of the Shares in the three month period immediately following the termination of the effectiveness of the Shelf Registration Statement. The Issuer's obligations contained in this Section
6.2 shall terminate on the second anniversary of the date on which the Shares are issued hereunder.

         6.3 REGISTRATION PROCEDURES.

             (a) In case of the Shelf Registration Statement effected by the Issuer subject to this Article 6, the Issuer shall keep the Investor, on behalf of each Holder, advised in writing as to the initiation of such registration, and as to the completion thereof. In addition, subject to Section 6.2 above, the Issuer shall, to the extent applicable to the Shelf Registration Statement:

                 (i) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement as may be necessary to keep such registration effective and comply with provisions of the Securities Act with respect to the disposition of all securities covered thereby during the period referred to in Section 6.2;

                 (ii) update, correct, amend and supplement the Shelf Registration Statement as necessary;

                 (iii) notify Holder when the Shelf Registration Statement is declared effective by the SEC, and furnish such number of prospectuses and other documents incident thereto as Holder may reasonably request from time to time;

                 (iv) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States where an exemption is not available and as Holder may reasonably request to enable it to consummate the disposition in such jurisdiction of the Registrable Securities (provided that the Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision, or
(ii) consent to general service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction where it is not already subject to taxation);

                 (v) notify Holder at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and at the request of Holder, the Issuer will as promptly as it reasonably deems practicable prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (vi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Issuer are then listed and obtain all necessary approvals from the Nasdaq Stock Market for trading thereon;

                 (vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Shelf Registration Statement; and

                 (viii) upon the sale of any Registrable Securities pursuant to the Shelf Registration Statement, direct the transfer agent to remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities.

             (b) Notwithstanding anything stated or implied to the contrary in
Section 6.3(a) above, the Issuer shall not be required to consent to or otherwise to take any actions to facilitate any underwritten offering of the Registrable Securities or to consent to any specific underwriter participating in any underwritten public offering of the Registrable Securities.

             (c) Each Holder agrees that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 6.3(a)(v), such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.3(a)(v) and, if so directed by the Issuer, will deliver to the Issuer at the Issuer's expense all copies, other than permanent file copies, then in such Holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Without limiting the foregoing, each Holder shall suspend, upon request of the Issuer, any disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities during any three periods (each, a "Blackout Period"), provided that no Blackout Period shall exceed sixty (60) days and there may only be two Blackout Periods during any twelve month period, when the Issuer determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure would be premature or would have an adverse effect on the Issuer.

             (d) As a condition to the inclusion of its Registrable Securities in the Shelf Registration Statement, each Holder shall furnish to the Issuer such information regarding such Holder and the distribution of Registrable Securities proposed by such Holder as the Issuer may request in writing.

             (e) Each Holder hereby covenants with the Issuer (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied and
(ii) if such Registrable Securities are to be sold by any method or in any transaction other than on the Nasdaq National Market or in privately negotiated transactions, or in a combination of such methods, to notify the Issuer at least five (5) business days prior to the date on which the Holder first offers to sell any such Registrable Securities by such method or in any such transaction and, in any event, the Holder will not sell Registrable Securities by such method or in such transaction unless the Issuer is reasonably satisfied that there is an appropriate description of such method or transaction in the Shelf Registration Statement.

             (f) Except as required by law, all expenses incurred by the Issuer in complying with this Article 6, including but not limited to, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Issuer, blue sky fees and expenses (including fees and disbursements of counsel related to all blue sky matters) ("Registration Expenses") incurred in connection with any registration, qualification or compliance pursuant to this Article 6 shall be borne by the Issuer. All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registration of Registrable Securities and the legal fees and other expenses of a Holder shall be borne by such Holder.

         6.4 FURTHER INFORMATION. If Registrable Securities owned by a Holder are included in any registration, such Holder shall furnish the Issuer such information regarding itself as the Issuer may reasonably request and as shall be required in connection with any registration (or amendment thereto) referred to in this Agreement, and Holder shall indemnify the Issuer with respect thereto in accordance with Article 7 hereof. The Investor hereby represents and warrants to the Issuer that it has accurately and completely provided the requested information and answered the questions numbered (a) through (d) on the signature pages of this Agreement, and the Investor agrees and acknowledges that the Issuer may rely on such information as being true and correct for purposes of preparing and filing the Shelf Registration Statement at the time of filing thereof and at the time it is declared effective, unless the Investor has notified the Issuer in writing to the contrary prior to such time.

                                    ARTICLE 7
                                 INDEMNIFICATION

         7.1 INDEMNIFICATION GENERALLY. The Issuer, on the one hand, and the Investor, on the other hand (each an "Indemnifying Party"), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses) or deficiencies resulting from any breach of a representation and warranty, covenant or agreement by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing.

         7.2 INDEMNIFICATION RELATING TO REGISTRATION RIGHTS.

             (a) With respect to any registration, effected or to be effected pursuant to Article 6 of this Agreement, the Issuer shall indemnify each Holder of Registrable Securities whose securities are included or are to be included therein, each of such Holder's directors and officers, each underwriter (as defined in the Securities Act) of the securities sold by such Holder (if any), and each Person who controls (within the meaning of the Securities Act) any such Holder or underwriter (a "Controlling Person") from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses) or deficiencies of any such Holder or any such underwriter or Controlling Person concerning:

                 (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration;

                 (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

                 (iii) any violation by the Issuer of the Securities Act or any rule or regulation promulgated thereunder applicable to the Issuer, or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to the Issuer, in each case, relating to any action or inaction required of the Issuer in connection with any such registration, and subject to Section 7.3 below will reimburse each such Person entitled to indemnity under this Section 7.2(a) for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, that, the foregoing indemnity and reimbursement obligation shall not be applicable to the extent that any such matter arises out of or is based on (A) any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Holder or by or on behalf of such an underwriter specifically for use in such prospectus, offering circular or other document or (B) a Holder's or any of its representatives' failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto (the current version of which shall have been provided to holder by the Issuer as contemplated by Section 6.3 hereof) to any purchaser of shares in accordance with the requirements of applicable law.

             (b) With respect to any registration, qualification or compliance effected or to be effected pursuant to this Agreement, each Holder of Registrable Securities whose securities are included or are to be included therein, shall indemnify the Issuer, each of the Issuer's directors and officers and each Person who controls (within the meaning of the Securities Act) the Issuer or any of its directors or officers from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses but which amount shall not in any circumstance exceed the Purchase Price paid by the Investor) or deficiencies of the Issuer concerning:

                 (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance;

                 (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

                 (iii) any violation by such Holder of the Securities Act or any rule or regulation promulgated thereunder applicable to the Issuer or such Holder or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to the Issuer or such Holder, in each case, relating to any action or inaction required of such Holder in connection with any such registration, qualification or compliance, and subject to Section 7.3 below will reimburse each such person entitled to indemnity under this Section 7.2(b) for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, that, the foregoing indemnity and reimbursement obligation shall only be applicable to the extent that any such matter arises out of or is based on (A) any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of the Holder specifically for use in such prospectus, offering circular or other document or (B) a Holder's or any of its representatives' failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto to any purchaser of shares in accordance with the requirements of applicable law.

         7.3 INDEMNIFICATION PROCEDURES. Each Person entitled to indemnification under this Section (an "Indemnified Party") shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section (an "Indemnifying Party") of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, if and after such assumption the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or
(ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.


                                    ARTICLE 8
                              CONDITIONS TO CLOSING

         8.1 CONDITIONS TO THE OBLIGATIONS OF THE INVESTOR. The obligations of the Investor to proceed with the Closing is subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

             (a) Representations and Warranties. Each of the representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, and
(ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on the Issuer. Unless the Investor receives written notice to the contrary at the Closing, Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

             (b) Agreement and Covenants. The Issuer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Unless the Investor receives written notice to the contrary at the Closing, Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

             (c) No Order. No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

             (d) Opinion of Issuer's Counsel. The Holder shall have received an opinion of Issuer's counsel, dated the Closing Date in substantially the form attached hereto as Exhibit E.

         8.2 CONDITIONS TO THE OBLIGATIONS OF THE ISSUER. The obligations of the Issuer to proceed with the Closing is subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

             (a) Representations and Warranties. Each of the representations and warranties of the Investor contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except for changes specifically permitted by this Agreement. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

             (b) Agreement and Covenants. The Investor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

             (c) No Order. No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.


                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 DEFINED TERMS. As used herein the following terms shall have the following meanings:

             "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

             "Certificate of Incorporation" means the Issuer's Certificate of Incorporation, as the same may be supplemented, amended or restated from time to time.

             "Closing" has the meaning in Article 2 of this Agreement.

             "Common Stock" has the meaning specified in the Recitals to this Agreement.

             "Contract" means any indenture, lease, sublease, loan agreement, mortgage, note, restriction, commitment, obligation or other contract, agreement or instrument.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

             "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

             "Investor" has the meaning specified in the Recitals to this Agreement.

             "Issuer" means LendingTree, Inc., a Delaware corporation.

             "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform

Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

             "Material Adverse Change (or Effect)" means a material and adverse change in (or effect on) the financial condition, properties, assets, liabilities, rights, obligations, operations or business, of a Person and its Subsidiaries taken as a whole.

             "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

             "Purchase Price" has the meaning specified in Section 1.1 of this Agreement.

             "Register", "registered" and "registration" refer to a registration of the resale of Common Stock effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

             "Registrable Securities" means all Shares of Common Stock acquired by the Investor pursuant to this Agreement and any other shares of Common Stock or other securities issued in respect of such Shares by way of a stock dividend or stock split or in connection with a combination or subdivision of the Issuer's Common Stock or by way of a recapitalization, merger or consolidation or reorganization of the Issuer; provided, however, that, as to any particular securities, such securities will cease to be Registrable Securities when they have been sold pursuant to registration or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and the purchaser and seller receive an opinion of counsel for the Issuer, which shall be in form and substance reasonably satisfactory to the purchaser and seller and their respective counsel, to the effect that such stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

             "Requirements of Law" means as to any Person, the certificate of incorporation, by-laws or other organizational or governing documents of such person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

             "SEC" means the Securities and Exchange Commission.

             "SEC Reports" has the meaning specified in Section 3.7 of this Agreement.

             "Securities Act" means the Securities Act of 1933, as amended.

             "Shares" has the meaning specified in Section 1.1 of this Agreement.

             "Subsidiary" means as to any Person, a corporation or limited partnership of which more than 50% of the outstanding capital stock or partnership interests having full voting power is at the time directly or indirectly owned or controlled by such Person.

         9.2 OTHER DEFINITIONAL PROVISIONS.

             (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

             (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

             (c) All accounting terms shall have a meaning determined in accordance with GAAP.

             (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

             (e) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any Exhibits hereto) and not to any particular provision of this Agreement.

         9.3 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall subsequently designate in writing to the other party):

             (a) if to the Issuer to:

                 LendingTree, Inc.
                 11115 Rushmore Drive
                 Charlotte, N.C. 28277
                 Attention: Douglas Lebda or Bob Flemma
                 Telecopy:  (704) 331-7598
                 with a copy to:

                 Kennedy Covington Lobdell & Hickman LLP
                 100 N. Tryon Street, Suite 4200
                 Charlotte, N.C. 28202
                 Attention: Sean M. Jones
                 Telecopy: (704) 331-7598

             (b) if to the Investor to the address set forth next to its name on the signature page hereto.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered by hand, by certified or registered mail, by messenger or by courier, or if sent by facsimile, upon confirmation of receipt.

         9.4 ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between or among the parties with respect to such subject matter. The Exhibits constitute a part hereof as though set forth in full above.

         9.5 EXPENSES; TAXES. Except as otherwise provided in this Agreement, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of the Investor) arising out of the issuance of the Shares by the Issuer to the Investor shall be paid by the Issuer.

         9.6 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         9.7 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party.

         9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         9.9 HEADINGS. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

         9.10 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York applicable to contracts executed and to be wholly performed within such State.

         9.11 SEVERABILITY. The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement. However, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.



             [SIGNATURES AND OTHER INFORMATION ON NEXT THREE PAGES]

         IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed and delivered as of the date set forth below.

NAME OF INVESTOR:                           ADDRESS FOR NOTICES (Please Print):

     Pequot Scout Fund, L.P.                c/o Pequot Capital Management, Inc.
-------------------------------------       ------------------------------------
                                            500 Nyala Farm Road
                                            ------------------------------------
SIGNATURE:                                  Westport, Connecticut  06880
                                            ------------------------------------
                                            Attention:  Slavko Negulis
                                                        ------------------------
By:  /s/ Steve Pakutka                      Telecopy:  203 429-2430
   ----------------------------------                  -------------------------
     Name:  Steve Pakutka
     Title: Senior V.P.                     Tax Identification #: 13-3741801
              Pequot Capital Management, Inc.                     --------------
              its Investment Advisor

Exact Name to appear on Stock Certificate:  Pequot Navigator Offshore Fund, Inc.
                                            ------------------------------------

Number of Shares Subscribed For:              33,000
                                            ------------------------------------

Aggregate Purchase Price (see Section 1.1): $  392,040
                                            ------------------------------------

The Investor hereby provides the following additional information:

         (a) Excluding the shares of Common Stock subscribed for above, set forth below is the number of shares of Common Stock and options rights or warrants of LendingTree, Inc. ("Options" and together with the Common Stock, "Securities") which the Investor beneficially owns or of which the Investor is the record owner on the date hereof. Please refer to the definition of beneficial ownership on Exhibit D attached hereto. If none, please so state.

Number of Shares: 26,500            excluding the Shares subscribed for above)
                  ------------------

Number of Options: 0
                   -----------------

Please indicate by an asterisk (*) above if the Investor disclaims "beneficial ownership" of any of the above listed Securities, and indicate in response to question (b) below who has beneficial ownership.

         (b) If the Investor disclaims "beneficial ownership" in question (a), please furnish the following information with respect to the person(s) other than the Investor who is the beneficial owner(s) of the Securities in question. If not applicable, please check box: [ ]

                  Name of Beneficial Owner:  Pequot Capital Management, Inc.
                                             -----------------------------------
                  Relationship to the Investor:  Investment Advisor
                                                 -------------------------------
                  Number of Securities Beneficially Owned:  90,000
                                                            --------------------

                                   NAME OF INVESTOR:  Pequot Scout Fund, L.P.
                                                      --------------------------

         (c) Are any of the Securities listed in response to question (a) the subject of a voting agreement, contract or other arrangement whereby others have voting control over, or any other interest in, any of the Investor's Securities?

                                                 [ ] Yes          [X] No

If the answer is "Yes", please give details:____________________________________

         (d) Please describe each position, office or other material relationship which the Investor has had with the Issuer or any of its affiliates, including any Subsidiary of the Issuer, within the past three years. Please include a description of any loans or other indebtedness, and any contracts or other arrangements or transactions involving a material amount, payable by the Investor to the Issuer or any of its affiliates, including its Subsidiaries, or by the Issuer or any of its affiliates, including its Subsidiaries, to the Investor. "Affiliates" of the Issuer include its directors and executive officers, and any other person controlling or controlled by the Issuer. IF NONE, PLEASE SO STATE.

Answer:  NONE


         (e) Please provide the name and address of other person(s), if any, to whom any proxy statements, registration statements (including notice of effectiveness thereof), prospectuses or similar documents and information should be delivered by the Issuer on behalf of the Investor in the future, with respect to the Investor's shares:

           Slavko Negulis
         ---------------------------------  --------------------------------
           Pequot Capital Management, Inc.
         ---------------------------------  --------------------------------
           500 Nyala Farm Rd.
         ---------------------------------  --------------------------------
           Westport, Connecticut  06880
         ---------------------------------  --------------------------------

         (f) Please advise of special stock certificate delivery requirements for closing, if any: If escrow acct - copy of stock cert faxed on day of close to fund 203 429-2430, otherwise Fex ex overnight.


         (g) Please advise if a NASD member has placed with you the Shares being purchased hereunder: (Name of Member:) N/A
                                       -----------------------------------------


         (h) The Investor agrees to notify the Issuer promptly of any changes in any of the foregoing information.

================================================================================

ACCEPTED:            LENDINGTREE, INC.


                     By: /s/ Keith B. Hall             Dated:  April 12, 2002
                         -----------------------------
                         Name:  Keith B. Hall
                         Title: Sr VP and CFO

                                    EXHIBIT A


                       [Copy of Regulation M is attached]

                                    EXHIBIT B


              [Copy of Rule 501(a) under Regulation D is attached]

                                    EXHIBIT C


                              DISCLOSURE DOCUMENTS


THE INVESTOR IS URGED TO REVIEW THE FOLLOWING DOCUMENTS WHICH ARE DELIVERED HEREWITH AND INCORPORATED BY REFERENCE HEREIN AS IF RESTATED HEREIN:

         1. The Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 2001

         2. The Issuer's definitive proxy statement dated March 15, 2002 relating to its 2002 Annual Meeting of Stockholders

         3.       The Issuer's Current Report on Form 8-K dated March 28, 2002

         4. Cover Letter From Allen & Company Incorporated, as Placement Agent to Prospective Investors dated April __, 2002

                                    EXHIBIT D


Explanation of "BENEFICIAL OWNERSHIP"

         Securities that are subject to a power to vote or dispose are deemed beneficially owned by the person who holds such power, directly or indirectly. This means that the same securities may be deemed beneficially owned by more than one person, if such power is shared. In addition, the beneficial ownership rules provide that shares which may be acquired upon exercise of an option or warrant, or which may be acquired upon the termination of a trust, discretionary account or similar arrangement, which can be effected within a period of 60 days from the date of determination, are deemed to be "beneficially" owned. Furthermore, shares that are subject to rights or powers even though such rights or powers to acquire are not exercisable within the 60-day period may also be deemed to be beneficially owned if the rights or powers were acquired "with the purpose or effect of changing or influencing the control of the issuer or in connection with or as a participant in any transaction having such purpose or effect."

         In determining whether securities are "beneficially owned," benefits which are substantially equivalent to those of ownership by virtue of any contract, understanding, relationship, agreement or other arrangement should cause the securities to be listed as "beneficially owned."

         Thus, for example, securities held for a person's benefit in the name of others or in the name of any estate or trust in which such person may be interested should also be listed. Securities held by a person's spouse, children or other members of such person's family who are such person's dependents or who live in such person's household should be listed as "beneficially owned" unless such person does not enjoy benefits equivalent to those of ownership with respect to such securities.

         If a person has a proprietary or beneficial interest in a controlled corporation, partnership, personal holding company, trust or estate which owns of record or beneficially any securities, such person should state the amount of such securities owned by such controlled corporation, partnership, personal holding company, trust or estate in lieu of allocating such person's proprietary interest, and by note or otherwise, please indicate that. In any case, the name of the controlled corporation, partnership, personal holding company, or estate must be stated.

         In all cases the nature of the beneficial ownership should be stated.

                                    EXHIBIT E

                       [Form of Issuer's Counsel Opinion]



                                 April 15, 2002



Allen & Company Incorporated and
Purchasers of LendingTree, Inc.
Common Stock listed on
Exhibit A attached hereto

         RE:      LendingTree, Inc.

Ladies and Gentlemen:

         We have acted as special counsel to LendingTree, Inc., a Delaware corporation ("LendingTree"), in connection with the transactions contemplated by the Subscription Agreements dated April 12, 2002 (the "Subscription Agreements") between LendingTree and the purchasers party thereto. This opinion letter is delivered pursuant to Section 8.1(d) of the Subscription Agreements. All capitalized terms used herein and not otherwise defined herein shall have same meanings herein as are ascribed to them in the Subscription Agreements.

         As such counsel, we have examined originals or copies of the Subscription Agreements. We have also examined such certificates of incorporation, bylaws, minute books and other documents, records and certificates as we have deemed relevant or necessary as the basis for our opinions hereinafter set forth. As such counsel, we have participated in the preparation of the Subscription Agreements and have consulted with officers of LendingTree regarding the terms and provisions thereof.

         In giving the opinions expressed herein and making our investigations in connection herewith, we have made the following assumptions: (a) the due authorization, execution and delivery by the parties thereto other than LendingTree of the documents examined by us, (b) the genuineness of all signatures of individuals, (c) the personal legal capacity of all individual signatories, (d) the authenticity of all documents presented to us as originals and (e) the conformity to the originals of all documents presented to us as copies. We have also assumed that the terms of the Subscription Agreements have not been modified, supplemented or qualified by any other agreements or understandings (written or oral) of the parties thereto that are not identified above, or by any course of dealing or trade custom or usage, in any manner affecting the opinions expressed herein.

         The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina, the Delaware General Corporation Law and the Federal laws of the United States generally applicable to transactions of the type contemplated by the Subscription Agreements, and no opinion is

Allen & Company Incorporated and
Purchasers of LendingTree, Inc.
Common Stock listed on
Exhibit A attached hereto
April 15, 2002
Page 2


expressed herein as to any other laws. We note that the Subscription Agreements provide that they are to be governed by laws of the State of New York. Our opinion in paragraph 2 as to the legality, validity, binding effect and enforceability of the Subscription Agreements is intended to address their legality, validity, binding effect and enforceability under North Carolina law were they, notwithstanding such choice of law provision, governed by the laws of the State of the North Carolina and no opinions are expressed herein as to any matters of New York law. Furthermore, we express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in North Carolina exercising customary professional diligence would reasonably recognize as being directly applicable to LendingTree, the transactions contemplated by the Subscription Agreements, or both. We also express no opinion herein concerning any real estate, mortgage, lending or other regulatory statutes, rules and regulations specifically enacted to regulate the particular business of LendingTree.

         We express no opinion herein concerning the possible application to the Subscription Agreements, the transactions contemplated thereby, or the obligations of the parties thereunder of Section 548 of the Bankruptcy Code, 11 U.S.C. ss.548, Sections 39-23.1 through 39-23.12 of the North Carolina General Statutes or other similar laws relating to "fraudulent transfers" or "fraudulent conveyances."

         Opinions or statements herein given "to the best of our knowledge" and the factual matters on which we have relied in giving other opinions herein are based upon (a) information coming to our attention in the course of our representation of LendingTree in connection with the transactions contemplated by the Subscription Agreements, or otherwise actually known to the lawyers in our Firm who have given substantive attention to such transactions, (b) the representations and warranties of LendingTree contained in the Subscription Agreements, and (c) inquiries of representatives of LendingTree whom we believe to be reasonably well-informed as to the factual matters in question, but without any other investigations made for purposes of giving such opinions or statements unless otherwise stated herein.

         Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, it is our opinion that:

                  1. LendingTree has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

                  2. Each of the Subscription Agreements has been duly authorized, executed and delivered by LendingTree and constitutes a valid and legally binding obligation of LendingTree enforceable in accordance with its terms.

Allen & Company Incorporated and
Purchasers of LendingTree, Inc.
Common Stock listed on
Exhibit A attached hereto
April 15, 2002
Page 3


                  3. The Shares have been duly authorized and, when issued and delivered by LendingTree against payment as provided under the Subscription Agreements, will be validly issued, fully paid and nonassessable.

                  4. Except as set forth on Schedule 3.4 to the Subscription Agreement, the issuance and sale of the Shares, the execution, delivery and performance by LendingTree of the Subscription Agreements, and the consummation by LendingTree of the transactions contemplated thereby, do not and will not (i) violate the Certificate of Incorporation or Bylaws of LendingTree, (ii) violate any Federal law of the United States, the laws of the State of North Carolina or the Delaware General Corporation Law, or (iii) violate or result in a breach of, or default under, any contract or agreement filed or listed as an exhibit to LendingTree's Annual Report on Form 10-K for its fiscal year ended December 31, 2001.

                  5. All prior regulatory consents, authorizations, approvals or filings required to be obtained or made by LendingTree under the Federal laws of the United States, the laws of the State of North Carolina or the Delaware General Corporation Law as a condition to the issuance, sale and delivery of the Shares pursuant to the Subscription Agreement have been obtained or made.

                  6. The registration of the Shares under the Securities Act of 1933 (the "Securities Act") is not required in connection with the sale of the Shares by LendingTree pursuant to the Subscription Agreements.

         The foregoing opinions are subject to the following assumptions, qualifications, exceptions and limitations in addition to the other assumptions, qualifications, exceptions and limitations set forth in this letter:

                  (a) Enforceability of the Subscription Agreements may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or Federal laws from time to time in effect which affect the enforcement of creditors' rights generally.

                  (b) Enforceability of the Subscription Agreements is subject to general equitable principles and to general standards of commercial reasonableness.

                  (c) We express no opinion on the enforceability of any provisions contained in the Subscription Agreements that (i) purport to excuse a party for liability for its own acts or omissions, (ii) purport to authorize a party to act in its sole discretion, (iii) relate to the effect of laws or regulations that may be enacted in the future, (iv) require waivers to be made only in writing or (v) purport to waive a trial by jury.

Allen & Company Incorporated and
Purchasers of LendingTree, Inc.
Common Stock listed on
Exhibit A attached hereto
April 15, 2002
Page 4


                  (d) Provisions of the Subscription Agreements purporting to require a party thereto to pay or reimburse attorneys' fees incurred by another party, or to indemnify another party therefor, may be limited by applicable statutes and decisions relating to the collection and award of attorneys' fees.

                  (e) No opinion is expressed as to the validity or enforceability of provisions of the Subscription Agreements relating to indemnity and contribution for liabilities under Federal or state securities laws.

                  (f) For purposes of paragraph 4, (i) we express no opinion with respect to Federal or state securities laws, other antifraud laws or fraudulent transfer laws and (ii) insofar as performance by LendingTree of its obligations under the Subscription Agreements is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium or similar state or Federal laws from time to time in effect which affect the enforcement of creditors' rights generally.

                  (g) In connection with our opinion set forth in paragraph 6 above, with your approval, we have assumed the correctness of the representations and warranties of, and the compliance with the agreements and undertakings by, LendingTree and the Purchasers in the Subscription Agreements. Insofar as such opinion relates to the sale of the Shares to the Purchasers, we have, with your approval, assumed that all offers and resales of the Shares will be made in accordance with the Subscription Agreement. We express no opinion, however, as to when and in what circumstances the Shares may be resold.

         The opinions contained herein are being rendered to you in connection with the closing of the transactions contemplated by the Subscription Agreements and may not be disclosed to or relied upon by any other person without our prior written consent. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

                                          Very truly yours,

                                    Exhibit A

                        Names and Addresses of Purchasers

Ashford Capital Management Inc.,
P.O. Box 4172
Wilmington, Delaware  19807

SMALLCAP World Fund Inc.
333 South Hope Street - 55th Floor
Los Angeles, California  90071

Pequot Navigator Offshore Fund, Inc.
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, Connecticut  06880

Pequot Scout Fund, L.P.
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, Connecticut  06880

                                  SCHEDULE 3.4

                                    Conflicts

1. The holders of the Company's Series A Preferred Stock have the preemptive right to participate in certain offerings by the Company of its securities. The Company has obtained waivers of such preemptive rights from all holders of Series A Preferred Stock other than William Shiebler, TASK Foundation, Inc., Victor F. Keen, Terrence D. Daniels and Keith Hall.

2. The Company has issued the Federal Home Loan Mortgage Association ("Freddie Mac") a warrant to purchase 12,500 shares of Common Stock. The terms of such warrant require the Company to give Freddie Mac ten days prior notice of any issuance of Common Stock below fair market value. The Company has not delivered this notice, although it intends to deliver such notice as soon as practicable after the date hereof.

                                  SCHEDULE 3.9

                                 Capitalization

OUTSTANDING STOCK OPTIONS

         o As of April 11, 2002 there were options outstanding to acquire 6,411,223 shares of LendingTree, Inc. common stock.

OUTSTANDING COMMON STOCK WARRANTS

         o As of April 11, 2002 there were warrants to acquire 399,710 shares of LendingTree, Inc. common stock outstanding.

COMMON STOCK ISSUABLE UPON CONVERSION OF SERIES A PREFERRED STOCK

         o As of April 11, 2002 the 6,842,858 outstanding shares of Series A Preferred Stock were convertible into 7,489,443 shares of LendingTree, Inc. common stock. Pursuant to the Certificate of Designations, Preferences and Rights of Series A 8% Convertible Preferred Stock of LendingTree, Inc., the holders of the Series A Preferred Stock have certain preemptive rights. See Schedule 3.4. The holders of Series A Preferred Stock also have certain redemption rights pursuant to the Certificate of Designations.

COMMON STOCK RESERVED FOR ISSUANCE

         o LendingTree, Inc. has an Employee Stock Purchase Plan, under which a total of 550,000 shares of LendingTree, Inc. common stock have been reserved for issuance. As of April 11, 2002, a total of 286,975 shares have been issued under this plan.

         o LendingTree, Inc. maintains the 1997 Stock Option Plan, the 1998 Stock Option Plan, the 1999 Stock Option Plan and the 2001 Stock Incentive Plan under which there are, as of April 11, 2002, a combined 1,322,846 shares of Common Stock available for the grant of options in the future.

TREASURY STOCK

         o As of April 11, 2002 there were 664,321 shares of issued, but not outstanding shares of LendingTree common stock accounted for as Treasury Stock of LendingTree, Inc.

POTENTIALLY ISSUABLE SECURITIES

LendingTree, Inc. and the Federal Home Loan Mortgage Corporation are parties to a credit facility agreement requires that a portion of the quarterly interest payments be in the form of warrants to purchase our common stock at an exercise price of $.01 per share. The amount of warrants to be issued will be calculated by dividing the amount of interest to be paid in the form of warrants by $3.99. The amount of interest expense that we will record will be based upon the estimated fair value of the warrants on the date that they are issued. As of April 11, 2002, no amounts had been borrowed under this facility and no warrant-based interest charges had been incurred. The Federal Home Loan Mortgage Corporation would also be entitled to additional warrants if LendingTree, Inc. issues any shares of common stock or convertible securities at a price less than the fair market value per share of common stock.


         Under our 2001 Stock Incentive Plan, each non-employee director who is a beneficial owner of (or represents an organization that is a beneficial owner of) less than 5% of our combined voting power, upon his or her initial election to the board, is granted a non-qualified stock option to purchase a number of shares of common stock calculated by dividing $66,000 by one-third of the average closing price of the common stock for five trading days immediately preceding the grant date. Additionally, immediately following each annual meeting of the company's stockholders, each such non-employee director then serving is granted a non-qualified stock option to purchase a number of shares of our common stock, calculated by dividing $22,000 by one-third of the average closing price of our common stock for five trading days immediately preceding the grant date. In lieu of the annual option grants, directors may elect to receive an equivalent number of shares of restricted stock. The 2002 Annual Meeting is scheduled for April 24, 2002, at which time, 6 directors will be eligible for the compensation noted above.

                                  SCHEDULE 3.11

                                   Litigation

         1. Block Financial Corporation v. LendingTree, Inc., Case Number 01-1007-CV-W-3 [United States District Court for the Western District of Missouri, filed September 10, 2001]. See Item 3 on Page 13 of LendingTree's most recent 10-K entitled "Legal Proceedings" for a summary of this litigation.

         2. New York State Banking Department ("NYSBD") Regulatory Examination. Please see Item 3 on Page 13 of LendingTree's most recent 10-K entitled "Legal Proceedings" for a summary of the is regulatory matter.

                                  SCHEDULE 3.12

                               Registration Rights

         1. Registration Rights Agreement dated March 7, 2001 by and among LendingTree, Inc. and the signing stockholders listed therein. (Requires registration of shares of common stock issuable upon conversion of the series A preferred shares, which registration was effected in June 2001.)

         2. Registration Rights Agreement dated September 20, 1999 by and among LendingTree, Inc. and the signing stockholders listed therein. (Includes piggyback registration rights, which registration was effected in June 2001.)

         3. Registration Rights Agreement dated March 6, 2001 by and between LendingTree, Inc. and Paul Revere Capital Partners, Ltd. (Requires registration of shares of common stock issuable under the Paul Revere equity line, which registration was effected in June 2001.)

         4. The Warrant dated September 20, 1999 to Prudential Securities Incorporated ("Prudential") contain certain piggyback registration rights. Prudential currently has piggyback registration rights with respect to 30,605 shares of common stock.

                                                                    Exhibit 10.4


                             SUBSCRIPTION AGREEMENT


         This Subscription Agreement (this "Agreement") is entered into as of the date set forth on the signature page hereof by and between LendingTree, Inc., a Delaware corporation (together with its successors and permitted assigns, the "Issuer"), and the undersigned investor (together with its successors and permitted assigns, the "Investor"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 9.1.


                                    RECITALS

         Subject to the terms and conditions of this Agreement, the Investor desires to subscribe for and purchase, and the Issuer desires to issue and sell to the Investor, certain shares of the Issuer's common stock, par value $.01 per share (the "Common Stock"). The Issuer is offering an aggregate of approximately Five Hundred Thousand (500,000) shares of Common Stock in a private placement to the Investor and other investors at a purchase price of $11.88 per share and on the other terms and conditions contained in this Agreement (the "Offering"), provided that the Issuer reserves the right to sell a lesser or greater number of shares.


                               TERMS OF AGREEMENT

         In consideration of the mutual representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE 1
                    SUBSCRIPTION AND ISSUANCE OF COMMON STOCK

         1.1 SUBSCRIPTION AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to the Investor and the Investor subscribes for and will purchase from the Issuer the number of shares of Common Stock set forth on the signature page hereof (the "Shares") for the aggregate purchase price set forth on the signature page hereof, which shall be equal to the product of the number of Shares subscribed for by the Investor times the per share purchase price specified in the above Recitals to this Agreement (the "Purchase Price").

         1.2 LEGEND. Any certificate or certificates representing the Shares shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAW.


                                    ARTICLE 2
                                     CLOSING

         2.1 CLOSING. The closing of the transactions contemplated herein (the "Closing") shall take place on a date designated by the Issuer, which date shall be on or before April 15, 2002. The Closing shall take place at the offices of Heller Ehrman White & McAuliffe, counsel for the Issuer, 711 Fifth Avenue, New York, New York 10022. At the Closing, unless the Investor and the Issuer otherwise agree (i) the Investor shall pay the Purchase Price to the Issuer, by wire transfer of immediately available funds to an account designated in writing by the Issuer; (ii) the Issuer shall issue to the Investor the Shares, and deliver to the Investor certificates for the Shares duly registered in the name of the Investor; and (iii) all other agreements and other documents referred to in this Agreement which are required for the Closing shall be executed and delivered (if that is not done prior to the Closing).

         2.2 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

             (a) by mutual written consent of the Issuer and the Investor;

             (b) by the Investor, upon a breach of any material representation and warranty, covenant or agreement on the part of the Issuer set forth in this Agreement, or if any material representation and warranty of the Issuer shall have become untrue in any material respect, in either case such that the conditions in Section 8.1 would be incapable of being satisfied by the date of the Closing; or

             (c) by the Issuer, upon a breach of any material representation and warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or if any material representation and warranty of the Investor shall have become untrue in any material respect, in either case such that the conditions in Section 8.2 would be incapable of being satisfied by the date of the Closing.

         2.3 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 2.2, this Agreement shall forthwith become void, there shall be no liability on the part of the

Issuer or the Investor to each other and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations and warranties, covenants or agreements set forth in this Agreement.


                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

         As a material inducement to the Investor entering into this Agreement and subscribing for the Shares, the Issuer represents and warrants to the Investor as follows:

         3.1 CORPORATE STATUS. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         3.2 CORPORATE POWER AND AUTHORITY. The Issuer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. At the time of the closing, the Issuer will have taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity and except as rights to indemnity or contribution hereunder may be limited by Federal or state securities laws.

         3.4 NO VIOLATION. The execution and delivery by the Issuer of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Issuer with the terms and provisions hereof (including, without limitation, the Issuer's issuance to the Investor of the Shares as contemplated by and in accordance with this Agreement), will not, except as set forth on Schedule 3.4, result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate the Certificate of Incorporation or By-Laws of the Issuer or any material Contract to which the Issuer is a party (except to the extent such a default would not, in the case of a Contract, have a Material Adverse Effect on the Issuer), or any Requirement of Law applicable to the Issuer, or result in the creation or imposition of any material Lien upon any of the capital stock, properties or assets of the Issuer or any of its Subsidiaries (except where such Lien would not have a Material Adverse Effect on the Issuer).

         3.5 CONSENTS/APPROVALS. Except for the filing of a registration statement in accordance with Article 6 hereof and the filing of a Form D with the SEC and as applicable, state agencies or authorities, no material consents, filings, authorizations or other actions of any Governmental Authority are required to be obtained or made by the Issuer for the Issuer's execution, delivery and performance of this Agreement which have not already been obtained or made. No consent, approval, waiver or other action by any Person under any Contract to which the Issuer is a party or by which the Issuer or any of its properties or assets are bound is required or necessary for the execution, delivery or performance by the Issuer of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents would not have a Material Adverse Effect on the Issuer.

         3.6 VALID ISSUANCE. Upon payment of the Purchase Price by the Investor and delivery to the Investor of the certificates for the Shares, such Shares will be validly issued, fully paid and non-assessable.

         3.7 SEC FILINGS, OTHER FILINGS AND NASDAQ COMPLIANCE. The Issuer has timely made all filings required to be made by it under the Exchange Act. The Issuer has delivered or made accessible to the Investor true, accurate and complete copies of (i) Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 2001; (ii) the Issuer's definitive proxy statement dated March 15, 2002 relating to its 2002 Annual Meeting of Stockholders; and (iii) the Issuer's Current Report on Form 8-K dated March 28, 2002 (the "SEC Reports"). The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Exchange Act. None of the SEC Reports, at the time of filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made. The Issuer has filed in a timely manner all documents that the Issuer was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. The Issuer is currently eligible to register the resale of the Shares in a secondary offering on a registration statement on Form S-3 under the Securities Act. The Issuer has taken all necessary actions required to be taken to date to ensure its continued inclusion in, and the continued eligibility of the Common Stock for trading on, The Nasdaq Stock Market under all currently effective inclusion requirements. Each balance sheet included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of the Issuer as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and Schedules) fairly presents in all material respects the consolidated results of operations of the Issuer for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved.

         3.8 COMMISSIONS. The Issuer has not incurred any other obligation for any finder's or broker's or agent's fees or commissions in connection with the transactions contemplated hereby, except that the Issuer will pay a 4% commission in cash to Allen & Company Incorporated ("Allen"), the placement agent for the Offering.

         3.9 CAPITALIZATION. The authorized capital stock of the Issuer consists of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. All issued and outstanding shares of capital stock of the Issuer have been, and as of the Closing Date will be, duly authorized and validly issued and are and will be fully paid and non-assessable. As of the date of this Agreement, the Issuer has issued and outstanding 19,686,744 shares of Common Stock and 6,842,858 shares of Preferred Stock. Except as described in this Section 3.9 and on Schedule 3.9, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal and similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Issuer of any shares of capital stock and the Issuer is not a party to or subject to any agreement or understanding, and there is no agreement or understanding between any person and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Issuer. Except as set forth on Schedule 3.9, the Issuer has no obligation, contingent or otherwise, to redeem or repurchase any equity security or any security that is a combination of debt and equity.

         3.10 MATERIAL CHANGES. Except as set forth in the SEC Reports or as otherwise contemplated herein, since December 31, 2001, there has been no Material Adverse Change in the Issuer and its subsidiaries taken as a whole. Except as set forth in the SEC Reports, since December 31, 2001, there has not been (i) any direct or indirect redemption, purchase or other acquisition by the Issuer of any shares of the Common Stock or (ii) declaration, setting aside or payment of any dividend or other distribution by the Issuer with respect to the Common Stock (other than the accrual of dividends on the Series A Preferred Stock of the Issuer which is convertible into Common Stock of the Issuer).

         3.11 LITIGATION. Except as disclosed on Schedule 3.11 or as set forth in the SEC Reports, there is no action, suit, proceeding or investigation pending or, to the Issuer's knowledge, currently threatened against the Issuer or any of its subsidiaries that questions the validity of this Agreement or the right of the Issuer to enter into it, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect on the Issuer or any change in the current equity ownership of the Issuer. The foregoing includes, without limitation, actions pending or, to the Issuer's knowledge, threatened involving the prior employment of any of the Issuer's employees or their use in connection with the Issuer's business of any information or techniques allegedly proprietary to any of their former employers. Neither the Issuer nor any of its subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality not of general applicability. Except as set forth in the SEC Reports, there is no action, suit, proceeding or investigation by the Issuer or any of its subsidiaries currently pending or which the Issuer or any of its subsidiaries currently intends to initiate.

         3.12 RIGHTS OF REGISTRATION AND VOTING RIGHTS. Except as contemplated in this Agreement and as disclosed on Schedule 3.12, the Issuer has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity, and no stockholder of the Issuer has entered into any agreements with respect to the voting of capital shares of the Issuer.

         3.13 OFFERINGS. Subject in part to the truth and accuracy of Investor's representations and warranties set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Issuer nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         3.14 DISCLOSURE. The Issuer is aware of no facts which lead it to believe that the Disclosure Documents, as of their respective dates, contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                    ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         As a material inducement to the Issuer entering into this Agreement and issuing the Shares, the Investor represents and warrants to the Issuer as follows:

         4.1 POWER AND AUTHORITY. The Investor, if other than a natural person, is an entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation. The Investor has the corporate, partnership or other power and authority under applicable law to execute and deliver this Agreement and consummate the transactions contemplated hereby, and has all necessary authority to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby. The Investor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         4.2 NO VIOLATION. The execution and delivery by the Investor of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Investor with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate any charter or similar documents of the Investor, if other than a natural person, or any Contract to which the Investor is a party or by which it or its properties or assets are bound, or violate any Requirement of Law applicable to the Investor, other than such violations or defaults which, individually and in the aggregate, do not and will not have a Material Adverse Effect on the Investor. The Investor is familiar with Regulation M promulgated under the Exchange Act, a copy of which is attached hereto as Exhibit A, and is in full compliance with the provisions thereof with respect to the transactions contemplated hereby.

         4.3 CONSENTS/APPROVALS. No consents, filings, authorizations or actions of any Governmental Authority are required for the Investor's execution, delivery and performance of this Agreement. No consent, approval, waiver or other actions by any Person under any Contract to which the Investor is a party or by which the Investor or any of its properties or assets are bound is required or necessary for the execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby.

         4.4 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and general equitable principles, regardless of whether enforceability is considered in a proceeding at law or in equity.

         4.5 INVESTMENT INTENT. The Investor is acquiring the Shares hereunder for its own account and with no present intention of distributing or selling such Shares and further agrees not to transfer such Shares in violation of the Securities Act or any applicable state securities law, and no one other than the Investor has any beneficial interest in the Shares. The Investor agrees that it will not sell or otherwise dispose of any of the Shares unless such sale or other disposition has been registered under the Securities Act or, in the opinion of counsel acceptable to the Issuer, is exempt from registration under the Securities Act and has been registered or qualified or, in the opinion of such counsel acceptable to the Issuer, is exempt from registration or qualification under applicable state securities laws. The Investor understands that the offer and sale by the Issuer of the Shares being acquired by the Investor hereunder has not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and Regulation D promulgated thereunder, and that the reliance of the Issuer on such exemption from registration is predicated in part on these representations and warranties of the Investor. The Investor acknowledges that pursuant to Section 1.2 of this Agreement a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Shares.

         4.6 ACCREDITED INVESTOR. The Investor is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act (a copy of which is attached hereto as Exhibit B), and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder.

         4.7 ADEQUATE INFORMATION. The Investor has received from the Issuer, and has reviewed, such information which the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares, including without limitation, the documents listed on Exhibit C, which have been received by Investor as part of an informational packet of materials from the Issuer. The documents listed in Exhibit C are referred to herein as the "Disclosure Documents."

         4.8 OPPORTUNITY TO QUESTION. The Investor has had the opportunity to question, and has questioned, to the extent it has deemed necessary or appropriate, representatives of the Issuer so as to receive answers and verify information obtained in the Investor's examination of the Issuer, including the information that the Investor has received and reviewed as referenced in Section
4.7 hereof in relation to its investment in the Shares.

         4.9 NO OTHER REPRESENTATIONS. No oral or written representations have been made to the Investor in connection with the Investor's acquisition of the Shares which were in any way inconsistent with the information reviewed by the Investor. The Investor acknowledges that no representations or warranties of any type or description have been made to it by any Person with regard to the Issuer, any of its Subsidiaries, any of their respective businesses, properties or prospects or the investment contemplated herein, other than the representations and warranties set forth in Article 3 hereof.

         4.10 KNOWLEDGE AND EXPERIENCE. The Investor has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of speculative companies), so as to enable the Investor to utilize the information referred to in Section 4.7 hereof and any other information made available by the Issuer to the Investor in order to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

         4.11 INDEPENDENT DECISION. The Investor is not relying on the Issuer or on any legal or other opinion in the materials reviewed by the Investor with respect to the financial or tax considerations of the Investor relating to its investment in the Shares. The Investor has relied solely on the representations and warranties, covenants and agreements of the Issuer in this Agreement (including the Exhibits hereto) and on its examination and independent investigation in making its decision to acquire the Shares.

         4.12 COMMISSIONS. The Investor has not incurred any obligation for any finder's or broker's or agent's fees or commissions in connection with the transactions contemplated hereby.


                                    ARTICLE 5
                                    COVENANTS

         5.1 PUBLIC ANNOUNCEMENTS. The Investor agrees not to make any public announcement or issue any press release or otherwise publicly disseminate any information about the subject matter of this Agreement. The Issuer shall have the right to make such public announcements and shall control, in its sole and absolute discretion, the timing, form and content of all press releases or other public communications of any sort relating to the subject matter of this Agreement, and the method of their release, or publication thereof.

         5.2 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. Each of the Investor and the Issuer shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it with or to any Governmental Authority in connection with the consummation of the transactions contemplated hereby. The Issuer and the Investor each agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law or the rules of Nasdaq Stock Market in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. Except as may be specifically required hereunder, neither of the parties hereto or their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such party would result in or produce a Material Adverse Effect on such party.

         5.3 NOTIFICATION OF CERTAIN MATTERS. Each party hereto shall give prompt notice to the other party of the occurrence, or non-occurrence, of any event which would be likely to cause any representation and warranty herein to be untrue or inaccurate in any material respect, or any covenant, condition or agreement herein not to be complied with or satisfied in any material respect.

         5.4 CONFIDENTIAL INFORMATION; STANDSTILL. (a) The Investor agrees that no portion of the Confidential Information (as defined below) shall be disclosed to third parties, except as may be required by law, without the prior express written consent of the Issuer provided that the Investor may share such information with such of its officers and professional advisors as may need to know such information to assist the Investor in its evaluation thereof on the condition that such parties agree to be bound by the terms hereof. All Confidential Information received by the Investor shall be promptly returned or destroyed, as directed by the Issuer. "Confidential Information" means all oral or written data, reports, records or materials and any and all other confidential or disclosure information or materials obtained from the Issuer or its professional advisors, which are not yet publicly available. Confidential Information excludes information that is publicly available or already known to the Investor through a source not bound by any confidentiality obligation.

             (b) For a period of one year from the Closing Date, the Investor will not, without the prior written consent of the Issuer (i) propose to enter into any acquisition of all or substantially of the assets or stock of the Issuer or a merger or other business combination involving the Issuer; (ii) seek to control the management, Board of Directors or policies of the Issuer; or
(iii) form, join or in any way participate in a "group" (within the meaning of Section 13(d) (3) of the Securities Act of 1934) with respect to any securities of the Issuer in connection with any of the foregoing. Notwithstanding the foregoing, this section shall not restrict the Investor's acquisition of shares of the Issuer's Common Stock through open market purchases.

                                    ARTICLE 6
                               REGISTRATION RIGHTS

         The Investor shall have the following registration rights with respect to the Registrable Securities owned by it:

         6.1 TRANSFER OF REGISTRATION RIGHTS. The Investor may assign the registration rights with respect to the Shares to any party or parties to which it may from time to time transfer the Shares, provided that the transferee acquires at least 20,000 shares of Common Stock of the Issuer and agrees in writing with the Issuer to be bound by the applicable provisions of this Agreement regarding such registration rights and indemnification relating thereto. Upon assignment of any registration rights pursuant to this Section 6.1, the Investor shall deliver to the Issuer a notice of such assignment which includes the identity and address of any assignee and such other information reasonably requested by the Issuer in connection with effecting any such registration (collectively, the Investor and each such subsequent holder is referred to as a "Holder").

         6.2 REQUIRED REGISTRATION. As promptly as practicable after the Closing, but in no event later than forty-five (45) days after the date of the Closing, the Issuer agrees to file a Registration Statement on Form S-3 (the "Shelf Registration Statement") to register the resale of all of the Shares. The Issuer shall use reasonable efforts to cause the SEC to declare the Shelf Registration Statement effective as soon as practicable after filing and to thereafter maintain the effectiveness of the Shelf Registration Statement until such time as the Issuer reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Shares then owned by the Holders without the need for continued registration of the Shares in the three month period immediately following the termination of the effectiveness of the Shelf Registration Statement. The Issuer's obligations contained in this Section
6.2 shall terminate on the second anniversary of the date on which the Shares are issued hereunder.

         6.3 REGISTRATION PROCEDURES.

             (a) In case of the Shelf Registration Statement effected by the Issuer subject to this Article 6, the Issuer shall keep the Investor, on behalf of each Holder, advised in writing as to the initiation of such registration, and as to the completion thereof. In addition, subject to Section 6.2 above, the Issuer shall, to the extent applicable to the Shelf Registration Statement:

                 (i) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement as may be necessary to keep such registration effective and comply with provisions of the Securities Act with respect to the disposition of all securities covered thereby during the period referred to in Section 6.2;

                 (ii) update, correct, amend and supplement the Shelf Registration Statement as necessary;

                 (iii) notify Holder when the Shelf Registration Statement is declared effective by the SEC, and furnish such number of prospectuses and other documents incident thereto as Holder may reasonably request from time to time;

                 (iv) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States where an exemption is not available and as Holder may reasonably request to enable it to consummate the disposition in such jurisdiction of the Registrable Securities (provided that the Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision, or
(ii) consent to general service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction where it is not already subject to taxation);

                 (v) notify Holder at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and at the request of Holder, the Issuer will as promptly as it reasonably deems practicable prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (vi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Issuer are then listed and obtain all necessary approvals from the Nasdaq Stock Market for trading thereon;

                 (vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Shelf Registration Statement; and

                 (viii) upon the sale of any Registrable Securities pursuant to the Shelf Registration Statement, direct the transfer agent to remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities.

             (b) Notwithstanding anything stated or implied to the contrary in
Section 6.3(a) above, the Issuer shall not be required to consent to or otherwise to take any actions to facilitate any underwritten offering of the Registrable Securities or to consent to any specific underwriter participating in any underwritten public offering of the Registrable Securities.

             (c) Each Holder agrees that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 6.3(a)(v), such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.3(a)(v) and, if so directed by the Issuer, will deliver to the Issuer at the Issuer's expense all copies, other than permanent file copies, then in such Holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Without limiting the foregoing, each Holder shall suspend, upon request of the Issuer, any disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities during any three periods (each, a "Blackout Period"), provided that no Blackout Period shall exceed sixty (60) days and there may only be two Blackout Periods during any twelve month period, when the Issuer determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure would be premature or would have an adverse effect on the Issuer.

             (d) As a condition to the inclusion of its Registrable Securities in the Shelf Registration Statement, each Holder shall furnish to the Issuer such information regarding such Holder and the distribution of Registrable Securities proposed by such Holder as the Issuer may request in writing.

             (e) Each Holder hereby covenants with the Issuer (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied and
(ii) if such Registrable Securities are to be sold by any method or in any transaction other than on the Nasdaq National Market or in privately negotiated transactions, or in a combination of such methods, to notify the Issuer at least five (5) business days prior to the date on which the Holder first offers to sell any such Registrable Securities by such method or in any such transaction and, in any event, the Holder will not sell Registrable Securities by such method or in such transaction unless the Issuer is reasonably satisfied that there is an appropriate description of such method or transaction in the Shelf Registration Statement.

             (f) Except as required by law, all expenses incurred by the Issuer in complying with this Article 6, including but not limited to, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Issuer, blue sky fees and expenses (including fees and disbursements of counsel related to all blue sky matters) ("Registration Expenses") incurred in connection with any registration, qualification or compliance pursuant to this Article 6 shall be borne by the Issuer. All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registration of Registrable Securities and the legal fees and other expenses of a Holder shall be borne by such Holder.

         6.4 FURTHER INFORMATION. If Registrable Securities owned by a Holder are included in any registration, such Holder shall furnish the Issuer such information regarding itself as the Issuer may reasonably request and as shall be required in connection with any registration (or amendment thereto) referred to in this Agreement, and Holder shall indemnify the Issuer with respect thereto in accordance with Article 7 hereof. The Investor hereby represents and warrants to the Issuer that it has accurately and completely provided the requested information and answered the questions numbered (a) through (d) on the signature pages of this Agreement, and the Investor agrees and acknowledges that the Issuer may rely on such information as being true and correct for purposes of preparing and filing the Shelf Registration Statement at the time of filing thereof and at the time it is declared effective, unless the Investor has notified the Issuer in writing to the contrary prior to such time.

                                    ARTICLE 7
                                 INDEMNIFICATION

         7.1 INDEMNIFICATION GENERALLY. The Issuer, on the one hand, and the Investor, on the other hand (each an "Indemnifying Party"), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses) or deficiencies resulting from any breach of a representation and warranty, covenant or agreement by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing.

         7.2 INDEMNIFICATION RELATING TO REGISTRATION RIGHTS.

             (a) With respect to any registration, effected or to be effected pursuant to Article 6 of this Agreement, the Issuer shall indemnify each Holder of Registrable Securities whose securities are included or are to be included therein, each of such Holder's directors and officers, each underwriter (as defined in the Securities Act) of the securities sold by such Holder (if any), and each Person who controls (within the meaning of the Securities Act) any such Holder or underwriter (a "Controlling Person") from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses) or deficiencies of any such Holder or any such underwriter or Controlling Person concerning:

                 (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration;

                 (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

                 (iii) any violation by the Issuer of the Securities Act or any rule or regulation promulgated thereunder applicable to the Issuer, or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to the Issuer, in each case, relating to any action or inaction required of the Issuer in connection with any such registration, and subject to Section 7.3 below will reimburse each such Person entitled to indemnity under this Section 7.2(a) for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, that, the foregoing indemnity and reimbursement obligation shall not be applicable to the extent that any such matter arises out of or is based on (A) any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Holder or by or on behalf of such an underwriter specifically for use in such prospectus, offering circular or other document or (B) a Holder's or any of its representatives' failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto (the current version of which shall have been provided to holder by the Issuer as contemplated by Section 6.3 hereof) to any purchaser of shares in accordance with the requirements of applicable law.

             (b) With respect to any registration, qualification or compliance effected or to be effected pursuant to this Agreement, each Holder of Registrable Securities whose securities are included or are to be included therein, shall indemnify the Issuer, each of the Issuer's directors and officers and each Person who controls (within the meaning of the Securities Act) the Issuer or any of its directors or officers from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses but which amount shall not in any circumstance exceed the Purchase Price paid by the Investor) or deficiencies of the Issuer concerning:

                 (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance;

                 (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

                 (iii) any violation by such Holder of the Securities Act or any rule or regulation promulgated thereunder applicable to the Issuer or such Holder or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to the Issuer or such Holder, in each case, relating to any action or inaction required of such Holder in connection with any such registration, qualification or compliance, and subject to Section 7.3 below will reimburse each such person entitled to indemnity under this Section 7.2(b) for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, that, the foregoing indemnity and reimbursement obligation shall only be applicable to the extent that any such matter arises out of or is based on (A) any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of the Holder specifically for use in such prospectus, offering circular or other document or (B) a Holder's or any of its representatives' failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto to any purchaser of shares in accordance with the requirements of applicable law.

         7.3 INDEMNIFICATION PROCEDURES. Each Person entitled to indemnification under this Section (an "Indemnified Party") shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section (an "Indemnifying Party") of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, if and after such assumption the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or
(ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.


                                    ARTICLE 8
                              CONDITIONS TO CLOSING

         8.1 CONDITIONS TO THE OBLIGATIONS OF THE INVESTOR. The obligations of the Investor to proceed with the Closing is subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

             (a) Representations and Warranties. Each of the representations and warranties of the Issuer contained in this Agreement shall be true and correct in all material respects as of the Closing as though made on and as of the Closing, except (i) for changes specifically permitted by this Agreement, and
(ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on the Issuer. Unless the Investor receives written notice to the contrary at the Closing, Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

             (b) Agreement and Covenants. The Issuer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Unless the Investor receives written notice to the contrary at the Closing, Investor shall be entitled to assume that the preceding is accurate in all respects at the Closing.

             (c) No Order. No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

             (d) Opinion of Issuer's Counsel. The Holder shall have received an opinion of Issuer's counsel, dated the Closing Date in substantially the form attached hereto as Exhibit E.

         8.2 CONDITIONS TO THE OBLIGATIONS OF THE ISSUER. The obligations of the Issuer to proceed with the Closing is subject to the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law:

             (a) Representations and Warranties. Each of the representations and warranties of the Investor contained in this Agreement shall be true and correct as of the Closing as though made on and as of the Closing, except for changes specifically permitted by this Agreement. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

             (b) Agreement and Covenants. The Investor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. Unless the Issuer receives written notification to the contrary at the Closing, the Issuer shall be entitled to assume that the preceding is accurate in all respects at the Closing.

             (c) No Order. No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.


                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 DEFINED TERMS. As used herein the following terms shall have the following meanings:

             "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

             "Certificate of Incorporation" means the Issuer's Certificate of Incorporation, as the same may be supplemented, amended or restated from time to time.

             "Closing" has the meaning in Article 2 of this Agreement.

             "Common Stock" has the meaning specified in the Recitals to this Agreement.

             "Contract" means any indenture, lease, sublease, loan agreement, mortgage, note, restriction, commitment, obligation or other contract, agreement or instrument.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

             "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

             "Investor" has the meaning specified in the Recitals to this Agreement.

             "Issuer" means LendingTree, Inc., a Delaware corporation.

             "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform

Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

             "Material Adverse Change (or Effect)" means a material and adverse change in (or effect on) the financial condition, properties, assets, liabilities, rights, obligations, operations or business, of a Person and its Subsidiaries taken as a whole.

             "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

             "Purchase Price" has the meaning specified in Section 1.1 of this Agreement.

             "Register", "registered" and "registration" refer to a registration of the resale of Common Stock effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

             "Registrable Securities" means all Shares of Common Stock acquired by the Investor pursuant to this Agreement and any other shares of Common Stock or other securities issued in respect of such Shares by way of a stock dividend or stock split or in connection with a combination or subdivision of the Issuer's Common Stock or by way of a recapitalization, merger or consolidation or reorganization of the Issuer; provided, however, that, as to any particular securities, such securities will cease to be Registrable Securities when they have been sold pursuant to registration or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and the purchaser and seller receive an opinion of counsel for the Issuer, which shall be in form and substance reasonably satisfactory to the purchaser and seller and their respective counsel, to the effect that such stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

             "Requirements of Law" means as to any Person, the certificate of incorporation, by-laws or other organizational or governing documents of such person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

             "SEC" means the Securities and Exchange Commission.

             "SEC Reports" has the meaning specified in Section 3.7 of this Agreement.

             "Securities Act" means the Securities Act of 1933, as amended.

             "Shares" has the meaning specified in Section 1.1 of this Agreement.

             "Subsidiary" means as to any Person, a corporation or limited partnership of which more than 50% of the outstanding capital stock or partnership interests having full voting power is at the time directly or indirectly owned or controlled by such Person.

         9.2 OTHER DEFINITIONAL PROVISIONS.

             (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

             (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

             (c) All accounting terms shall have a meaning determined in accordance with GAAP.

             (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

             (e) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any Exhibits hereto) and not to any particular provision of this Agreement.

         9.3 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall subsequently designate in writing to the other party):

             (a) if to the Issuer to:

                 LendingTree, Inc.
                 11115 Rushmore Drive
                 Charlotte, N.C. 28277
                 Attention: Douglas Lebda or Bob Flemma
                 Telecopy:  (704) 331-7598
                 with a copy to:

                 Kennedy Covington Lobdell & Hickman LLP
                 100 N. Tryon Street, Suite 4200
                 Charlotte, N.C. 28202
                 Attention: Sean M. Jones
                 Telecopy: (704) 331-7598

             (b) if to the Investor to the address set forth next to its name on the signature page hereto.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered by hand, by certified or registered mail, by messenger or by courier, or if sent by facsimile, upon confirmation of receipt.

         9.4 ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between or among the parties with respect to such subject matter. The Exhibits constitute a part hereof as though set forth in full above.

         9.5 EXPENSES; TAXES. Except as otherwise provided in this Agreement, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of the Investor) arising out of the issuance of the Shares by the Issuer to the Investor shall be paid by the Issuer.

         9.6 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         9.7 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party.

         9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         9.9 HEADINGS. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

         9.10 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York applicable to contracts executed and to be wholly performed within such State.

         9.11 SEVERABILITY. The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement. However, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.



             [SIGNATURES AND OTHER INFORMATION ON NEXT THREE PAGES]

         IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed and delivered as of the date set forth below.

NAME OF INVESTOR:                         ADDRESS FOR NOTICES (Please Print):

    Pequot Navigator Offshore Fund, Inc.  c/o Pequot Capital Management, Inc.
----------------------------------------  --------------------------------------
                                          500 Nyala Farm Road
                                          --------------------------------------
SIGNATURE:                                Westport, Connecticut  06880
                                          --------------------------------------
                                          Attention:
By: /s/ Steve Pakutka                               ----------------------------
    ---------------------------------     Telecopy:
    Name:  Steve Pakutka                           -----------------------------
    Title: Senior V.P.                    Tax Identification #: N/A
            Pequot Capital Management,                          ----------------
            Inc., its Investment Advisor  Incorporated in British Virgin Islands
                                          --------------------------------------

Exact Name to appear on Stock Certificate:  Pequot Navigator Offshore Fund, Inc.
                                            ------------------------------------

Number of Shares Subscribed For:              17,000
                                            ------------------------------------

Aggregate Purchase Price (see Section 1.1): $  201,960
                                            ------------------------------------

The Investor hereby provides the following additional information:

         (a) Excluding the shares of Common Stock subscribed for above, set forth below is the number of shares of Common Stock and options rights or warrants of LendingTree, Inc. ("Options" and together with the Common Stock, "Securities") which the Investor beneficially owns or of which the Investor is the record owner on the date hereof. Please refer to the definition of beneficial ownership on Exhibit D attached hereto. If none, please so state.

Number of Shares: 13,500            excluding the Shares subscribed for above)
                  ------------------

Number of Options: 0
                   -------------------

Please indicate by an asterisk (*) above if the Investor disclaims "beneficial ownership" of any of the above listed Securities, and indicate in response to question (b) below who has beneficial ownership.

         (b) If the Investor disclaims "beneficial ownership" in question (a), please furnish the following information with respect to the person(s) other than the Investor who is the beneficial owner(s) of the Securities in question. If not applicable, please check box: [ ]

                  Name of Beneficial Owner:  Pequot Capital Management, Inc.
                                             -----------------------------------
                  Relationship to the Investor:  Investment Advisor
                                                 -------------------------------
                  Number of Securities Beneficially Owned:  90,000
                                                            --------------------

                        NAME OF INVESTOR:  Pequot Navigator Offshore Fund, Inc.
                                           -------------------------------------

         (c) Are any of the Securities listed in response to question (a) the subject of a voting agreement, contract or other arrangement whereby others have voting control over, or any other interest in, any of the Investor's Securities?

                                                    [ ] Yes          [X] No

If the answer is "Yes", please give details:____________________________________

         (d) Please describe each position, office or other material relationship which the Investor has had with the Issuer or any of its affiliates, including any Subsidiary of the Issuer, within the past three years. Please include a description of any loans or other indebtedness, and any contracts or other arrangements or transactions involving a material amount, payable by the Investor to the Issuer or any of its affiliates, including its Subsidiaries, or by the Issuer or any of its affiliates, including its Subsidiaries, to the Investor. "Affiliates" of the Issuer include its directors and executive officers, and any other person controlling or controlled by the Issuer. IF NONE, PLEASE SO STATE.

Answer:  NONE


         (e) Please provide the name and address of other person(s), if any, to whom any proxy statements, registration statements (including notice of effectiveness thereof), prospectuses or similar documents and information should be delivered by the Issuer on behalf of the Investor in the future, with respect to the Investor's shares:

           Slavko Negulis
         ---------------------------------  ------------------------------
           Pequot Capital Management, Inc.
         ---------------------------------  ------------------------------
           500 Nyala Farm Rd.
         ---------------------------------  ------------------------------
           Westport, Connecticut  06880
         ---------------------------------  ------------------------------

         (f) Please advise of special stock certificate delivery requirements for closing, if any: If escrow acct - copy of stock cert faxed on day of close to fun 203 429-2430, otherwise Fex ex overnight.


         (g) Please advise if a NASD member has placed with you the Shares being purchased hereunder: (Name of Member:) N/A
                                       -----------------------------------------


         (h) The Investor agrees to notify the Issuer promptly of any changes in any of the foregoing information.

================================================================================

ACCEPTED:            LENDINGTREE, INC.


                     By: /s/ Keith B. Hall           Dated:  April 12, 2002
                         ---------------------------
                         Name:  Keith B. Hall
                         Title: Sr VP and CFO

                                    EXHIBIT A


                       [Copy of Regulation M is attached]

                                    EXHIBIT B


              [Copy of Rule 501(a) under Regulation D is attached]

                                    EXHIBIT C


                              DISCLOSURE DOCUMENTS


THE INVESTOR IS URGED TO REVIEW THE FOLLOWING DOCUMENTS WHICH ARE DELIVERED HEREWITH AND INCORPORATED BY REFERENCE HEREIN AS IF RESTATED HEREIN:

         1. The Issuer's Annual Report on Form 10-K for the fiscal year ended December 31, 2001

         2. The Issuer's definitive proxy statement dated March 15, 2002 relating to its 2002 Annual Meeting of Stockholders

         3.       The Issuer's Current Report on Form 8-K dated March 28, 2002

         4. Cover Letter From Allen & Company Incorporated, as Placement Agent to Prospective Investors dated April __, 2002

                                    EXHIBIT D


Explanation of "BENEFICIAL OWNERSHIP"

         Securities that are subject to a power to vote or dispose are deemed beneficially owned by the person who holds such power, directly or indirectly. This means that the same securities may be deemed beneficially owned by more than one person, if such power is shared. In addition, the beneficial ownership rules provide that shares which may be acquired upon exercise of an option or warrant, or which may be acquired upon the termination of a trust, discretionary account or similar arrangement, which can be effected within a period of 60 days from the date of determination, are deemed to be "beneficially" owned. Furthermore, shares that are subject to rights or powers even though such rights or powers to acquire are not exercisable within the 60-day period may also be deemed to be beneficially owned if the rights or powers were acquired "with the purpose or effect of changing or influencing the control of the issuer or in connection with or as a participant in any transaction having such purpose or effect."

         In determining whether securities are "beneficially owned," benefits which are substantially equivalent to those of ownership by virtue of any contract, understanding, relationship, agreement or other arrangement should cause the securities to be listed as "beneficially owned."

         Thus, for example, securities held for a person's benefit in the name of others or in the name of any estate or trust in which such person may be interested should also be listed. Securities held by a person's spouse, children or other members of such person's family who are such person's dependents or who live in such person's household should be listed as "beneficially owned" unless such person does not enjoy benefits equivalent to those of ownership with respect to such securities.

         If a person has a proprietary or beneficial interest in a controlled corporation, partnership, personal holding company, trust or estate which owns of record or beneficially any securities, such person should state the amount of such securities owned by such controlled corporation, partnership, personal holding company, trust or estate in lieu of allocating such person's proprietary interest, and by note or otherwise, please indicate that. In any case, the name of the controlled corporation, partnership, personal holding company, or estate must be stated.

         In all cases the nature of the beneficial ownership should be stated.

                                    EXHIBIT E

                       [Form of Issuer's Counsel Opinion]



                                 April 15, 2002



Allen & Company Incorporated and
Purchasers of LendingTree, Inc.
Common Stock listed on
Exhibit A attached hereto

         RE:      LendingTree, Inc.

Ladies and Gentlemen:

         We have acted as special counsel to LendingTree, Inc., a Delaware corporation ("LendingTree"), in connection with the transactions contemplated by the Subscription Agreements dated April 12, 2002 (the "Subscription Agreements") between LendingTree and the purchasers party thereto. This opinion letter is delivered pursuant to Section 8.1(d) of the Subscription Agreements. All capitalized terms used herein and not otherwise defined herein shall have same meanings herein as are ascribed to them in the Subscription Agreements.

         As such counsel, we have examined originals or copies of the Subscription Agreements. We have also examined such certificates of incorporation, bylaws, minute books and other documents, records and certificates as we have deemed relevant or necessary as the basis for our opinions hereinafter set forth. As such counsel, we have participated in the preparation of the Subscription Agreements and have consulted with officers of LendingTree regarding the terms and provisions thereof.

         In giving the opinions expressed herein and making our investigations in connection herewith, we have made the following assumptions: (a) the due authorization, execution and delivery by the parties thereto other than LendingTree of the documents examined by us, (b) the genuineness of all signatures of individuals, (c) the personal legal capacity of all individual signatories, (d) the authenticity of all documents presented to us as originals and (e) the conformity to the originals of all documents presented to us as copies. We have also assumed that the terms of the Subscription Agreements have not been modified, supplemented or qualified by any other agreements or understandings (written or oral) of the parties thereto that are not identified above, or by any course of dealing or trade custom or usage, in any manner affecting the opinions expressed herein.

         The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina, the Delaware General Corporation Law and the Federal laws of the United States generally applicable to transactions of the type contemplated by the Subscription Agreements, and no opinion is

Allen & Company Incorporated and
Purchasers of LendingTree, Inc.
Common Stock listed on
Exhibit A attached hereto
April 15, 2002
Page 2


expressed herein as to any other laws. We note that the Subscription Agreements provide that they are to be governed by laws of the State of New York. Our opinion in paragraph 2 as to the legality, validity, binding effect and enforceability of the Subscription Agreements is intended to address their legality, validity, binding effect and enforceability under North Carolina law were they, notwithstanding such choice of law provision, governed by the laws of the State of the North Carolina and no opinions are expressed herein as to any matters of New York law. Furthermore, we express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in North Carolina exercising customary professional diligence would reasonably recognize as being directly applicable to LendingTree, the transactions contemplated by the Subscription Agreements, or both. We also express no opinion herein concerning any real estate, mortgage, lending or other regulatory statutes, rules and regulations specifically enacted to regulate the particular business of LendingTree.

         We express no opinion herein concerning the possible application to the Subscription Agreements, the transactions contemplated thereby, or the obligations of the parties thereunder of Section 548 of the Bankruptcy Code, 11 U.S.C. ss.548, Sections 39-23.1 through 39-23.12 of the North Carolina General Statutes or other similar laws relating to "fraudulent transfers" or "fraudulent conveyances."

         Opinions or statements herein given "to the best of our knowledge" and the factual matters on which we have relied in giving other opinions herein are based upon (a) information coming to our attention in the course of our representation of LendingTree in connection with the transactions contemplated by the Subscription Agreements, or otherwise actually known to the lawyers in our Firm who have given substantive attention to such transactions, (b) the representations and warranties of LendingTree contained in the Subscription Agreements, and (c) inquiries of representatives of LendingTree whom we believe to be reasonably well-informed as to the factual matters in question, but without any other investigations made for purposes of giving such opinions or statements unless otherwise stated herein.

         Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, it is our opinion that:

                  1. LendingTree has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

                  2. Each of the Subscription Agreements has been duly authorized, executed and delivered by LendingTree and constitutes a valid and legally binding obligation of LendingTree enforceable in accordance with its terms.

Allen & Company Incorporated and
Purchasers of LendingTree, Inc.
Common Stock listed on
Exhibit A attached hereto
April 15, 2002
Page 3


                  3. The Shares have been duly authorized and, when issued and delivered by LendingTree against payment as provided under the Subscription Agreements, will be validly issued, fully paid and nonassessable.

                  4. Except as set forth on Schedule 3.4 to the Subscription Agreement, the issuance and sale of the Shares, the execution, delivery and performance by LendingTree of the Subscription Agreements, and the consummation by LendingTree of the transactions contemplated thereby, do not and will not (i) violate the Certificate of Incorporation or Bylaws of LendingTree, (ii) violate any Federal law of the United States, the laws of the State of North Carolina or the Delaware General Corporation Law, or (iii) violate or result in a breach of, or default under, any contract or agreement filed or listed as an exhibit to LendingTree's Annual Report on Form 10-K for its fiscal year ended December 31, 2001.

                  5. All prior regulatory consents, authorizations, approvals or filings required to be obtained or made by LendingTree under the Federal laws of the United States, the laws of the State of North Carolina or the Delaware General Corporation Law as a condition to the issuance, sale and delivery of the Shares pursuant to the Subscription Agreement have been obtained or made.

                  6. The registration of the Shares under the Securities Act of 1933 (the "Securities Act") is not required in connection with the sale of the Shares by LendingTree pursuant to the Subscription Agreements.

         The foregoing opinions are subject to the following assumptions, qualifications, exceptions and limitations in addition to the other assumptions, qualifications, exceptions and limitations set forth in this letter:

                  (a) Enforceability of the Subscription Agreements may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or Federal laws from time to time in effect which affect the enforcement of creditors' rights generally.

                  (b) Enforceability of the Subscription Agreements is subject to general equitable principles and to general standards of commercial reasonableness.

                  (c) We express no opinion on the enforceability of any provisions contained in the Subscription Agreements that (i) purport to excuse a party for liability for its own acts or omissions, (ii) purport to authorize a party to act in its sole discretion, (iii) relate to the effect of laws or regulations that may be enacted in the future, (iv) require waivers to be made only in writing or (v) purport to waive a trial by jury.

Allen & Company Incorporated and
Purchasers of LendingTree, Inc.
Common Stock listed on
Exhibit A attached hereto
April 15, 2002
Page 4


                  (d) Provisions of the Subscription Agreements purporting to require a party thereto to pay or reimburse attorneys' fees incurred by another party, or to indemnify another party therefor, may be limited by applicable statutes and decisions relating to the collection and award of attorneys' fees.

                  (e) No opinion is expressed as to the validity or enforceability of provisions of the Subscription Agreements relating to indemnity and contribution for liabilities under Federal or state securities laws.

                  (f) For purposes of paragraph 4, (i) we express no opinion with respect to Federal or state securities laws, other antifraud laws or fraudulent transfer laws and (ii) insofar as performance by LendingTree of its obligations under the Subscription Agreements is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium or similar state or Federal laws from time to time in effect which affect the enforcement of creditors' rights generally.

                  (g) In connection with our opinion set forth in paragraph 6 above, with your approval, we have assumed the correctness of the representations and warranties of, and the compliance with the agreements and undertakings by, LendingTree and the Purchasers in the Subscription Agreements. Insofar as such opinion relates to the sale of the Shares to the Purchasers, we have, with your approval, assumed that all offers and resales of the Shares will be made in accordance with the Subscription Agreement. We express no opinion, however, as to when and in what circumstances the Shares may be resold.

         The opinions contained herein are being rendered to you in connection with the closing of the transactions contemplated by the Subscription Agreements and may not be disclosed to or relied upon by any other person without our prior written consent. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

                                          Very truly yours,

                                    Exhibit A

                        Names and Addresses of Purchasers

Ashford Capital Management Inc.,
P.O. Box 4172
Wilmington, Delaware  19807

SMALLCAP World Fund Inc.
333 South Hope Street - 55th Floor
Los Angeles, California  90071

Pequot Navigator Offshore Fund, Inc.
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, Connecticut  06880

Pequot Scout Fund, L.P.
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road
Westport, Connecticut  06880

                                  SCHEDULE 3.4

                                    Conflicts

1. The holders of the Company's Series A Preferred Stock have the preemptive right to participate in certain offerings by the Company of its securities. The Company has obtained waivers of such preemptive rights from all holders of Series A Preferred Stock other than William Shiebler, TASK Foundation, Inc., Victor F. Keen, Terrence D. Daniels and Keith Hall.

2. The Company has issued the Federal Home Loan Mortgage Association ("Freddie Mac") a warrant to purchase 12,500 shares of Common Stock. The terms of such warrant require the Company to give Freddie Mac ten days prior notice of any issuance of Common Stock below fair market value. The Company has not delivered this notice, although it intends to deliver such notice as soon as practicable after the date hereof.

                                  SCHEDULE 3.9

                                 Capitalization

OUTSTANDING STOCK OPTIONS

         o As of April 11, 2002 there were options outstanding to acquire 6,411,223 shares of LendingTree, Inc. common stock.

OUTSTANDING COMMON STOCK WARRANTS

         o As of April 11, 2002 there were warrants to acquire 399,710 shares of LendingTree, Inc. common stock outstanding.

COMMON STOCK ISSUABLE UPON CONVERSION OF SERIES A PREFERRED STOCK

         o As of April 11, 2002 the 6,842,858 outstanding shares of Series A Preferred Stock were convertible into 7,489,443 shares of LendingTree, Inc. common stock. Pursuant to the Certificate of Designations, Preferences and Rights of Series A 8% Convertible Preferred Stock of LendingTree, Inc., the holders of the Series A Preferred Stock have certain preemptive rights. See Schedule 3.4. The holders of Series A Preferred Stock also have certain redemption rights pursuant to the Certificate of Designations.

COMMON STOCK RESERVED FOR ISSUANCE

         o LendingTree, Inc. has an Employee Stock Purchase Plan, under which a total of 550,000 shares of LendingTree, Inc. common stock have been reserved for issuance. As of April 11, 2002, a total of 286,975 shares have been issued under this plan.

         o LendingTree, Inc. maintains the 1997 Stock Option Plan, the 1998 Stock Option Plan, the 1999 Stock Option Plan and the 2001 Stock Incentive Plan under which there are, as of April 11, 2002, a combined 1,322,846 shares of Common Stock available for the grant of options in the future.

TREASURY STOCK

         o As of April 11, 2002 there were 664,321 shares of issued, but not outstanding shares of LendingTree common stock accounted for as Treasury Stock of LendingTree, Inc.

POTENTIALLY ISSUABLE SECURITIES

LendingTree, Inc. and the Federal Home Loan Mortgage Corporation are parties to a credit facility agreement requires that a portion of the quarterly interest payments be in the form of warrants to purchase our common stock at an exercise price of $.01 per share. The amount of warrants to be issued will be calculated by dividing the amount of interest to be paid in the form of warrants by $3.99. The amount of interest expense that we will record will be based upon the estimated fair value of the warrants on the date that they are issued. As of April 11, 2002, no amounts had been borrowed under this facility and no warrant-based interest charges had been incurred. The Federal Home Loan Mortgage Corporation would also be entitled to additional warrants if LendingTree, Inc. issues any shares of common stock or convertible securities at a price less than the fair market value per share of common stock.


         Under our 2001 Stock Incentive Plan, each non-employee director who is a beneficial owner of (or represents an organization that is a beneficial owner of) less than 5% of our combined voting power, upon his or her initial election to the board, is granted a non-qualified stock option to purchase a number of shares of common stock calculated by dividing $66,000 by one-third of the average closing price of the common stock for five trading days immediately preceding the grant date. Additionally, immediately following each annual meeting of the company's stockholders, each such non-employee director then serving is granted a non-qualified stock option to purchase a number of shares of our common stock, calculated by dividing $22,000 by one-third of the average closing price of our common stock for five trading days immediately preceding the grant date. In lieu of the annual option grants, directors may elect to receive an equivalent number of shares of restricted stock. The 2002 Annual Meeting is scheduled for April 24, 2002, at which time, 6 directors will be eligible for the compensation noted above.

                                  SCHEDULE 3.11

                                   Litigation

         1. Block Financial Corporation v. LendingTree, Inc., Case Number 01-1007-CV-W-3 [United States District Court for the Western District of Missouri, filed September 10, 2001]. See Item 3 on Page 13 of LendingTree's most recent 10-K entitled "Legal Proceedings" for a summary of this litigation.

         2. New York State Banking Department ("NYSBD") Regulatory Examination. Please see Item 3 on Page 13 of LendingTree's most recent 10-K entitled "Legal Proceedings" for a summary of the is regulatory matter.

                                  SCHEDULE 3.12

                               Registration Rights

         1. Registration Rights Agreement dated March 7, 2001 by and among LendingTree, Inc. and the signing stockholders listed therein. (Requires registration of shares of common stock issuable upon conversion of the series A preferred shares, which registration was effected in June 2001.)

         2. Registration Rights Agreement dated September 20, 1999 by and among LendingTree, Inc. and the signing stockholders listed therein. (Includes piggyback registration rights, which registration was effected in June 2001.)

         3. Registration Rights Agreement dated March 6, 2001 by and between LendingTree, Inc. and Paul Revere Capital Partners, Ltd. (Requires registration of shares of common stock issuable under the Paul Revere equity line, which registration was effected in June 2001.)

         4. The Warrant dated September 20, 1999 to Prudential Securities Incorporated ("Prudential") contain certain piggyback registration rights. Prudential currently has piggyback registration rights with respect to 30,605 shares of common stock.

                                                                    Exhibit 99.1



FOR IMMEDIATE RELEASE

Contacts: Keith Hall              Brian Regan              Deborah Roth
          (704) 944-8580          (704) 944-8531           (704) 944-8571
          khall@lendingtree.com   bregan@lendingtree.com   droth@lendingtree.com


                       LENDINGTREE ANNOUNCES $5.9 MILLION
                         COMMON STOCK PRIVATE PLACEMENT


CHARLOTTE, N.C., APRIL 16, 2002 - LendingTree(R), Inc. (NASDAQ: TREE), the leading online lending exchange and technology provider, today announced that it completed the sale of a total of 500,000 newly-issued shares of common stock to a group of three institutional investors in a private placement for gross proceeds of $5.9 million. The shares were priced at $11.88 per share on April 11, 2002, and the transaction closed on April 16, 2002.

LendingTree intends to use the proceeds from this private placement for general corporate purposes, including the cash payment of quarterly dividends to the holders of its Series A Preferred Stock. The cash payment of dividends should reduce the Company's dividend expense in future quarters.

The shares of common stock have not been registered under the Securities Act of 1933 and may not be subsequently offered or sold by the investors in the United States absent registration or an applicable exemption from the registration requirements. LendingTree has agreed to file a registration statement covering resales of the common stock by investors. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

ABOUT LENDINGTREE, INC.

Founded in 1996, LendingTree (NASDAQ: TREE) is the leading online lending Exchange that connects consumers, Lenders, and related service providers. The LendingTree Exchange is made up of more than 140 banks, lenders, and brokers (Lenders) and has facilitated nearly $18 billion in closed loans since inception. Millions of consumers have accessed the LendingTree Exchange though the Company's site at www.lendingtree.com and through online and offline partners. Loans available via the LendingTree Exchange include home mortgage, home equity, automobile, personal, debt consolidation, and credit cards. LendingTree is the No. 1 brand in the online lending market for consumers, with 59 percent national awareness. The LendingTree Lend-X technology has been cited as "the platform of choice"(1) for online lending and has been adopted by industry leaders to power their online lending initiatives. The LendingTree RealtyServices offering connects consumers to a nationwide network of approximately 7,000 real estate professionals. The Company's services and products are specifically designed to empower consumers, Lenders, and related service providers throughout the lending process, on and offline, delivering convenience, choice, and excellent value.

   (1) Resuscitating Mortgage Lending. Forrester Research, March 2001


This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements include statements regarding our anticipated use of proceeds from the private placement and projected future expenses. These statements are based on management's current expectations or beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward looking statements. The Company's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the Company's business, which include, but are not limited to: variations in consumer demand or acceptance; the willingness of lending institutions to offer their products over the Internet; further changes in the Company's relationships with existing lenders, companies, and/or strategic partners; the Company's ability to attract and integrate new lending companies and strategic partners; implementation of competing Internet strategies by existing and potential lending participants; implementation and acceptance of new product or service offerings, consumer lending industry regulation; competition in all aspects of the Company's business; fluctuations in operating results; or other unforeseen factors. The forward-looking statements should be considered in the context of these and other risk factors disclosed in the Company's filings with the Securities and Exchange Commission.


                                      # # #
                                      -----